As filed with the Securities and Exchange Commission on April 26, 2005
                          (Registration No. 333-123481)


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM SB-2/A-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          CENTURION GOLD HOLDINGS, INC.
                 (Name of small business issuer in its charter)

          Florida                     1040                 65-1129207
      (State or other          (Primary Standard        (I.R.S. Employer
      jurisdiction of              Industrial        Identification Number)
      incorporation or        Classification Code
      organization)                  Number)

                                12 Main Reef Road
                           Primrose, South Africa 1401
                                +27(11) 873-5315
          (Address and telephone number of principal executive offices)

                                12 Main Reef Road
                           Primrose, South Africa 1401
          (Address of Principal Place of Business or Intended Principal
                               Place of Business)

                                Andrew Dale Paul
                 Chief Executive Officer, President and Chairman
                                12 Main Reef Road
                           Primrose, South Africa 1401
                              Tel: +27(11) 873-5315
                              Fax: +27(11) 507-6077
            (Name, address and telephone number of agent for service)

                         Copy of all communications to:

                               Arthur Marcus, Esq.
                 Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
                              600 Lexington Avenue
                               New York, NY 10022
                               Ph. (212) 752-9700
                               Fax: (212) 980-5192

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
                                                                  PROPOSED   PROPOSED
         TITLE OF EACH                                            MAXIMUM    MAXIMUM
           CLASS OF                                    AMOUNT     OFFERING   AGGREGATE    AMOUNT OF
          SECURITIES                                   TO BE      PRICE PER  OFFERING   REGISTRATION
       TO BE REGISTERED                             REGISTERED    SHARE (1)  PRICE(1)        FEE
-----------------------------------------------------------------------------------------------------
Common stock of the registrant,  par value $.0001
per share (2)(3)                                     39,833,334   $ 0.32  $ 12,746,666.68  $ 1,500.28
-----------------------------------------------------------------------------------------------------
Common stock of the registrant,  par value $.0001
per share (2)(4)                                      3,750,000   $ 0.34  $  1,275,000.00  $   150.07
-----------------------------------------------------------------------------------------------------
Common stock of the registrant,  par value $.0001
per share (2)(5)                                     75,285,000   $ 0.32  $ 24,091,200.00  $ 2,835.53
-----------------------------------------------------------------------------------------------------
Common stock of the registrant,  par value $.0001
per share (2)(6)                                      7,352,599   $ 0.32  $  2,352,831.68  $   276.93
-----------------------------------------------------------------------------------------------------
Total                                               126,220,933       --  $ 38,112,866.88  $ 4,762.81
-----------------------------------------------------------------------------------------------------

      (1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the closing price on the OTC Bulletin Board on March 10, 2005.

      (2) In accordance with Rule 457(g), the registration fee for these shares is calculated based upon a price which represents the highest of (i) the price at which the warrants or options may be exercised; (ii) the offering price of securities of the same class included in this registration statement; or (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).

      (3) The shares of common stock being registered hereunder are being registered for resale by the selling stockholder named in the prospectus upon conversion of an outstanding secured convertible note. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

      (4) Represents shares of common stock issuable upon the exercise of an outstanding seven-year warrant. The exercise price of the warrant is $.34. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

      (5)  Represents   shares  of  common  stock  granted  to  certain  selling
stockholders, including an equity line of credit to purchase up to 75,000,000 shares of our common stock.

      (6) Represents shares of common stock granted to a selling stockholder pursuant to an amendment to the convertible term note issued on September 23,

2004, whereby the fixed conversion price was reduced from $.77 to $.30. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   Subject to Completion, Dated April 26, 2005


                                                                      PROSPECTUS
                               126,220,933 SHARES

                          CENTURION GOLD HOLDINGS, INC.
                                  COMMON STOCK

      This prospectus relates to the resale of up to 126,220,933 shares of common stock, par value $.0001 per share, of which: (i) 39,833,334 shares are issuable upon the conversion of a promissory note and the payment of the principal amount of, and interest on, such note to Laurus Master Fund, Ltd.;
(ii) 3,750,000 shares underlying a warrant issuable to Laurus Master Fund, Ltd.;
(iii) 75,000,000 shares are issuable to Dutchess Private Equities Fund II, LP pursuant to an investment agreement, in exchange for an investment of up to $25,000,000 (the "Investment Agreement"); (iv) 7,352,599 shares are issuable to Laurus Master Fund, Ltd. in accordance with the terms and conditions set forth in an amendment to the secured convertible term note issued to Laurus Master Fund, Ltd. on September 23, 2004; (v) 35,000 shares of our common stock are issuable to Gunn Allen Financial pursuant to the Investment Agreement; and (vi) 250,000 shares are issuable to a certain selling stockholder. The selling stockholders may sell their common stock from time to time at prevailing market prices. We expect to receive cash proceeds from any "puts" to Dutchess Private Equities Fund II, LP pursuant to the Investment Agreement. We will not receive any proceeds from the sale of the shares of common stock by any selling stockholders.


      Our common stock is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol "CGHI" On April 22, 2005, the closing price as reported was $0.26.


      The selling stockholders, and any participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933. Dutchess Private Equities Fund II, LP and Gunn Allen Financial are deemed "underwriters" within the meaning of the Securities Act of 1933 in connection with the resale of our common stock under the Investment Agreement. Pursuant to the Investment Agreement, Gunn Allen Financial received 35,000 shares of our restricted common stock, all of which are being registered under this prospectus. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.


      INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS BEFORE INVESTING.


      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this prospectus is [__________], 2005

      You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Centurion Gold Holdings, Inc., or the shares of common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

      This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.


                                TABLE OF CONTENTS


Prospectus Summary ...........................................................1
  Centurion Gold Holdings, Inc................................................1
  The Offering................................................................2
  The Investment Agreement....................................................3
Summary Financial Information ................................................5
Risk Factors..................................................................6
Special Note Regarding Forward-Looking Statements............................14
Use of Proceeds .............................................................15
Market for Our Shares........................................................15
Holders......................................................................16
Dividend Policy..............................................................16
Dilution.....................................................................17
Management's Discussion and Analysis of Financial Condition
  and Results of Operations .................................................19
Business ....................................................................23
Legal Proceedings ...........................................................30
Management ..................................................................31
Executive Compensation ......................................................36
Security Ownership of Certain Beneficial Owners and Management...............38
Certain Relationships and Related Transactions ..............................40
Description of Securities ...................................................42
Shares Eligible for Resale ..................................................43
Selling Stockholders.........................................................44
Plan of Distribution ........................................................47
Legal Matters ...............................................................48
Experts .....................................................................48
Changes in and Disagreements with Accountants on Accounting
  and Financial Disclosure...................................................49
Where You Can Find Additional Information ...................................49
Index to Consolidated Financial Statements .................................F-1

                               PROSPECTUS SUMMARY

      Although it contains all material information, this summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "risk factors," and our financial statements and the accompanying notes. In this prospectus, "we", "us" and "our", refer to Centurion Gold Holdings, Inc. (f/k/a Golf Product Technologies, Inc.) and its respective wholly-owned subsidiaries, Centurion Gold (Pty.) Ltd., Desta Transport Services, Ltd., Area 9B Property, Ltd., Odzi Properties, Ltd., Coinholders, Ltd., Investpro Prop II (Proprietary) Limited, Glencairn Gold Mine, Ltd. and Centurion Delaware Gold Holdings, Inc., unless the context otherwise requires. Unless otherwise indicated, the term "year," "fiscal year" or "fiscal" refers to our fiscal year ending March 31st.

Centurion Gold Holdings, Inc.

      We are a mining company with principal operations located in Primrose, South Africa. We seek to identify and acquire promising ore-bearing properties with a concentration mainly in gold mining and currently have dump recovery and conventional underground mining operations in place. Created in a reverse merger transaction in June 2003, we are one of the only publicly traded junior gold company from South Africa (mining companies with market capitalizations of less than $50 million). To date, we have acquired the following four properties:
Primrose Gold Mine, Sellies Gold Mine, Omaruru Gold Mine and a chrome bearing operation. In addition, we have executed a letter of intent to purchase zaiiplaats tin from a tin-bearing reserve. These mines are budgeted to generate revenue of approximately $2.5 million. We believe the current resources of these mines have an estimated market value of approximately $1.2 billion at a price of approximately $440.00 per ounce. We are positioning ourselves to become a major producer in this market by acquiring various mineral bearing properties and mineral rights and we intend to continue our expansion by acquiring additional properties.

      Our expansion to date, however, has been hindered by a lack of capital available to the multitude of privately-held, junior, mining companies in South Africa. Local banks are ill-equipped to structure market financing for so many smaller entities. As a result, we have engaged in a strategic plan with prospective partners to raise cash for our internal growth and acquisition goals.

      Once financing is complete, we will focus our efforts on making new acquisitions and increasing production of our existing properties. Unlike the major gold mines in South Africa (which have production policies and labor rules making them inefficient), we are more nimble. We are able to move more quickly to exploit higher-quality veins as the price of gold increases, and switch to lower-quality veins as gold prices decrease, or alternatively, we are able to hire contractors to mine ore with lower gold consistency.

      Large mining operations are restricted by labor unions, such as, the National Union of Mineworkers (NUM), which restricts the use of contractors to 30% of their workforce. Our company, on the other hand, may use independent contractors (with no labor restrictions) exclusively. Contractors are paid on the amount of gold mined, as opposed to the volume of ore (in the case of workers belonging to labor unions). As a result, we seek to expand our use of contractors to further maximize profits and increase productivity.

      Our headquarters are located at 12 Main Reef Road, Primrose, South Africa 1401, and our telephone number at that address is +27(11) 873-5315.

The Offering


Common stock offered                Up to an aggregate of 126,220,933 shares

Common stock outstanding            181,294,683(1)(2)(3)(4)

Use of proceeds                     We will not  receive any  proceeds  from the
                                    sale of the  126,220,933  shares  of  common
                                    stock  subject  to  resale  by  the  selling
                                    stockholders under this prospectus,  except:
                                    (i)  upon   exercise  of  the  common  stock
                                    purchase  warrant  issued to  Laurus  Master
                                    Fund,  Ltd.;  and (ii) upon the  exercise of
                                    any  "puts"   pursuant  to  the   Investment
                                    Agreement. The proceeds from our exercise of
                                    the  "puts"  and  warrant  will be used  for
                                    working   capital  and   general   corporate
                                    purposes. See "Use of Proceeds."

Risk factors                        An investment in our common stock involves a
                                    high degree of risk and could result in a loss of your entire investment.

OTC Bulletin Board
ticker symbol                       CGHI
--------------------------------------------------------------------------------

(1) Includes an outstanding secured convertible term note and warrant issued by us on September 23, 2004 to Laurus Master Fund, Ltd., each of which are convertible into or exercisable for an aggregate of 5,597,401 shares of common stock, and an aggregate of 7,352,599 shares of common stock issued pursuant to an amendment to such note, effective as of February 23, 2005.

(2) Includes: (i) an outstanding secured convertible term note and warrant issued by us to Laurus Master Fund, Ltd. on February 23, 2005, each of which are convertible into or exercisable for an aggregate of 43,583,334 shares of common stock; and (ii) up to 75,035,000 shares of common stock issuable to Dutchess Private Equities Fund II, LP and Gunn Allen Financial pursuant to an Investment Agreement effective as of February 23, 2005.

(3)   Includes 55,073,750 of our issued and outstanding shares of common stock.

(4) Excludes any shares issued to Laurus Master Fund, Ltd. in respect of any conversion of all or any portion of the secured convertible term note issued on September 23, 2004.

Unless otherwise indicated, all information contained in this prospectus is as of the date hereof.

The Investment Agreement


      This summary is not complete, but includes all material provisions set forth in the Investment Agreement. It does not contain all of the information that you should consider before investing in our common stock. You should read this information together with the Investment Agreement.


      This prospectus relates to the resale of our common stock, including the resale of up to 75,000,000 shares of our common stock by Dutchess Private Equities Fund II, LP pursuant to the Investment Agreement. We are permitted to "put" to Dutchess Private Equities Fund II, LP up to $25,000,000 of our common stock. We are not entitled to submit a put notice until completion of any previous "put." The purchase price for the common stock identified in such notice will be equal to 95% of the lowest closing bid price of our common stock during the five consecutive trading day period immediately following the date of such notice.

      In connection with the Investment Agreement, we have also entered into a placement agency agreement with Gunn Allen Financial and Dutchess Private Equities Fund II, LP, whereby we paid a commission to Gunn Allen Financial equal to 35,000 shares of our common stock. The shares issued to Gunn Allen Financial are also being registered under this prospectus.

      None of our shares of common stock may be "put" to Dutchess Private Equities Fund II, LP unless we meet the following conditions:

      o A registration statement has been declared effective and remains effective for the resale of our common stock, subject to the Equity Line;

      o Our common stock has not been suspended from trading for a period of two consecutive trading days and we have not been notified of any pending or threatened proceeding or other action to suspend our common stock;

      o We have not breached any material provision of the Investment Agreement, registration rights agreement or any other agreement executed in connection therewith;

      o No injunction has been issued and remains in force; no action has been commenced by a governmental authority (which has not been stayed or abandoned) prohibiting the purchase or the issuance of our common stock; and

      o The issuance of our common stock will not violate any shareholder approval requirements of any exchange or market where our securities are traded.

      Except as otherwise provided in the Investment Agreement, we may not, directly or indirectly, without the prior written consent of Dutchess Private Equities Fund II, LLP, offer, sell, grant any option to purchase, or otherwise dispose of any of our common stock or securities convertible into common stock at a price that is less than our market price at the time of issuance of such security or investment for a period of one year after the date of the Investment Agreement.


      Subject to the conditions set forth above, following receipt of a validly delivered put notice, Dutchess Private Equities Fund II, LLP will be required to purchase that number of shares having an aggregate purchase price equal to the lesser of: (i) the Put Amount (as defined in the Investment Agreement) and (ii) 20% of the aggregate trading volume of our common stock during the applicable Pricing Period (as defined in the Investment Agreement) times the lowest best bid price of our common stock during the specified Pricing Period.


      The Investment Agreement will terminate upon any of the following events:

      o Dutchess Private Equities Fund II, LP purchasing an aggregate of $25,000,000 of our common stock; or

      o     36  months  after  the  date  of the  execution  of  the  Investment
            Agreement.

                          SUMMARY FINANCIAL INFORMATION

      The following tables set forth the summary financial information for our company. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

               CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

---------------------------------------------------------------------------------------------
                                                   For the                        Period from
                                                 Period from          For the      April 17,
                                                   April 17,        Nine Months      2003
                                                      2003             Ended      (Inception)
                                                  (Inception)         December    to December
                                                  to March 31,        31, 2004      31, 2003
                                                 2004 (Audited)     (Unaudited)   (Unaudited)
---------------------------------------------------------------------------------------------
Net revenues                                       $     74,702   $  1,796,825   $         --
---------------------------------------------------------------------------------------------
Mining costs and expenses                               261,167      1,710,257         68,255
---------------------------------------------------------------------------------------------
Operating expenses                                    2,348,113      1,838,388         41,817
---------------------------------------------------------------------------------------------
Loss from operations                                 (2,534,578)    (1,751,820)      (110,072)
---------------------------------------------------------------------------------------------
Other income (expense)                                   (3,016)       255,447             --
---------------------------------------------------------------------------------------------
Net loss                                             (2,537,594)    (1,496,373)      (110,072)
---------------------------------------------------------------------------------------------
Net  loss per  share - basic  and
diluted                                            $      (0.07)  $      (0.03)  $         --
---------------------------------------------------------------------------------------------
Weighted average shares
 outstanding - basic and diluted                     35,914,768     49,488,623     31,156,934
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
CONDENSED CONSOLIDATED BALANCE SHEET DATA
---------------------------------------------------------------------------------------------
                                                        As of          As of         As of
                                                      March 31,      December    December 31,
                                                         2004        31, 2004         2003
                                                      (Audited)     (Unaudited)   (Unaudited)
---------------------------------------------------------------------------------------------
Cash and cash equivalents                          $     27,303   $     28,204   $     54,449
---------------------------------------------------------------------------------------------
Working capital deficit                              (2,607,688)    (3,425,138)      (103,408)
---------------------------------------------------------------------------------------------
Total assets                                         12,191,337     14,917,288      6,197,071
---------------------------------------------------------------------------------------------
Long-term liabilities                                        --      2,178,220             --
---------------------------------------------------------------------------------------------
Total Liabilities                                  $  5,642,730   $  2,646,632   $    158,929
---------------------------------------------------------------------------------------------
Stockholders' equity                               $  9,544,705   $  9,274,558   $  6,038,142
---------------------------------------------------------------------------------------------

                                  RISK FACTORS

      You should carefully consider the risks described below before buying shares of our common stock in this offering. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our common stock could decline and you might lose all or part of your investment. We have had operating losses to date and cannot assure that we will be profitable in the foreseeable future.

RISKS RELATED TO OUR BUSINESS

      WE INCURRED HISTORICAL LOSSES AND HAVE A WORKING CAPITAL DEFICIT. AS A RESULT, WE MAY NOT BE ABLE TO GENERATE PROFITS, SUPPORT OUR OPERATIONS, OR ESTABLISH A RETURN ON INVESTED CAPITAL.

      We incurred losses in fiscal 2004 of $2,537,594. We also incurred losses in the first nine months of fiscal 2005 of $1,496,373. As of December 31, 2004, we had a working capital deficit of $3,425,138. As of February 28, 2005, we had a working capital deficit of $3,385,838. In addition, we expect to increase our infrastructure and operating expenses to fund our anticipated growth. As a result, we may not be able to generate profits in 2005 or thereafter and may not be able to support our operations, or otherwise establish a return on invested capital. We cannot assure you that any of our business strategies will be successful or that significant revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis.

      OUR LEVEL OF INDEBTEDNESS MAY AFFECT OUR BUSINESS.

      Our level of indebtedness could have important consequences for our operations, including:

      o We may need to use a large portion of our cash flow to repay principal and pay interest on our debt, which will reduce the amount of funds available to finance our operations and other business activities;

      o Our debt level may make us vulnerable to economic downturns and adverse developments in our businesses and markets; and

      o Our debt level may limit our ability to pursue other business opportunities, borrow money for operations or capital expenditures in the future or implement our business strategy.

      We expect to obtain the funds to pay our expenses and to pay principal and interest on our debt by utilizing cash flow from operations. Our ability to meet these payment obligations will depend on our future financial performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets in which we operate. We cannot be certain that our future cash flow from operations will be sufficient to allow us to pay principal and interest on our debt and meet our other obligations. If cash flow from operations is insufficient, we may be required to refinance all or part of our existing debt, sell assets, borrow more money or issue additional equity.

      WE HAVE A LIMITED AMOUNT OF CASH AND ARE LIKELY TO REQUIRE ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS.


      We have a limited amount of available cash and will likely require additional capital to successfully implement our business plan. Although we raised gross proceeds of up to $35.0 million in February 2005, of which (i) $10.0 million was raised through the sale of a three-year convertible note and seven year common stock purchase warrant to Laurus Master Fund, Ltd.; and (ii) up to $25.0 million was raised through the sale of our common stock to Dutchess Private Equities Fund, II, LP pursuant to the Investment Agreement ("Equity Line"), $9,000,000 of the proceeds of the note were placed in a restricted bank account for our wholly-owned subsidiary, Centurion Delaware Gold Holdings, Inc., and with respect to the Equity Line, certain draw-down restrictions apply. For a more complete discussion on the Equity Line draw-down restrictions, see the section above entitled, "The Investment Agreement."

      The proceeds of the note also serve as collateral for the convertible note and will be released to us only upon the conversion of a portion of the principal amount of the convertible note into shares of our common stock. Our ability to require the conversion of such principal into common stock is contingent on several factors, including registration under the Securities Act of 1933 of the shares of our common stock to be issued upon such conversion, the average trading price of our common stock and the volume of purchases and sales of our common stock in the over-the-counter market. Further, under the Investment Agreement, for a period of 36 months thereafter, we may only require Dutchess Private Equities Fund, II, LP to purchase up to $500,000 of our common stock during certain proscribed time periods at a price equal to 95% of the lowest closing bid price for the following five trading day period. There can be no assurances that we will be able to obtain additional funding when needed, or that such funding, if available, will be obtainable on terms acceptable to us. In the event that our operations do not generate sufficient cash flow, or we cannot obtain additional funds if and when needed, we may be forced to curtail or cease our activities, which would likely result in the loss to investors of all or a substantial portion of their investment.


      INCREASED COSTS COULD AFFECT PROFITABILITY.

      Cash costs at any particular mining location frequently are subject to great variation from one year to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans in response to the physical shape and location of the ore body. In addition, cash costs are affected by the price of commodities, such as fuel and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in costs at any one location may have a significant effect on our profitability.

      MANAGEMENT CANNOT BE CERTAIN THAT OUR ACQUISITION, EXPLORATION AND DEVELOPMENT ACTIVITIES WILL BE COMMERCIALLY SUCCESSFUL.

      Substantial expenditures are required to acquire existing gold properties, to establish ore reserves through drilling and analysis, to develop metallurgical processes to extract metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. There can be no assurance that any gold reserves or mineralized material acquired or discovered will be in sufficient quantities to justify commercial operations or that the funds required for development can be obtained on a timely basis.

      A SUBSTANTIAL OR EXTENDED DECLINE IN GOLD PRICES MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS.

      Our business is heavily dependent on the price of gold, which may be affected by numerous factors beyond our control. Factors tending to put downward pressure on the price of gold include:

      o     sales or leasing of gold by governments and central banks;
      o     a strong U.S. dollar;
      o     global and regional recession or reduced economic activity;
      o     speculative trading;
      o decreased demand for gold for industrial uses, use in jewelry and investment;
      o high supply of gold from production, disinvestment, scrap and hedging;
      o sales by gold producers in forward transactions and other hedging transactions; and
      o devaluing of the South African Rand (relative to gold priced in U.S. dollars) leading to lower production costs and higher production in certain major gold-producing regions.

      Any drop in the price of gold will adversely impact our revenues, profits and cash flows. We have not recorded any asset write-downs in recent years as a result of sustained periods of low gold prices; however, no assurance can be given that we will not experience any asset impairment as a result of low gold prices in the future.

      In addition, sustained low gold prices may:

      o reduce revenues further through production cutbacks due to cessation of the mining of deposits or portions of deposits that have become uneconomic at the then-prevailing gold price;
      o     halt or delay the development of new projects;
      o reduce funds available for exploration, with the result that depleted reserves are not replaced; and
      o reduce existing reserves, by removing ores from reserves that cannot be economically mined or treated at prevailing prices.

      CURRENCY FLUCTUATIONS MAY AFFECT THE COSTS THAT WE INCUR.

      Currency fluctuations may affect the costs we incur with respect to our operations. Gold is sold throughout the world based principally on the U.S. dollar price, but our operating expenses are incurred in South African Rand. The appreciation of the South African Rand against the U.S. dollar may increase the costs of gold production in U.S. dollar terms at our mines, making such mines less profitable.

      Over the past year, the South African Rand strengthened by an average of approximately 12.33% against the U.S. dollar. As a result, U.S. dollar reported operating costs in South Africa increased. For additional information, see Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations, below.

      OCCURRENCE OF EVENTS FOR WHICH WE ARE NOT INSURED MAY AFFECT OUR CASH FLOW AND OVERALL PROFITABILITY.

      We maintain insurance to protect ourselves against certain risks related to our operations. We maintain insurance in amounts that we believe to be reasonable depending upon the circumstances surrounding each identified risk. However, we may elect not to have insurance for certain risks because of the high premiums associated with insuring those risks or for various other reasons; in other cases, insurance may not be available for certain risks. Some concern always exists with respect to investments in parts of the world where civil unrest, war, nationalist movements, political violence or economic crisis are possible. These countries may also pose heightened risks of expropriation of assets, business interruption, increased taxation and a unilateral modification of concessions and contracts. We do not maintain insurance against political risk. Occurrence of events for which we are not insured may affect our cash flow and overall profitability.

      GOLD PRODUCERS MUST CONTINUALLY OBTAIN ADDITIONAL RESERVES.

      Gold producers must continually replace gold reserves depleted by production. Depleted reserves must be replaced by expanding known ore bodies or by locating new deposits in order for gold producers to maintain production levels over the long term. Gold exploration is highly speculative in nature, involves many risks and frequently is unproductive. No assurance can be given that any of our new or ongoing exploration programs will result in new mineral producing operations. Once mineralization is discovered, it may take many years from the initial phases of drilling until production is possible, during which time the economic feasibility of production may change.

      ESTIMATES OF PROVEN AND PROBABLE RESERVES ARE UNCERTAIN.

      Estimates of proven and probable reserves are subject to considerable uncertainty. Such estimates are, to a large extent, based on interpretations of geologic data obtained from drill holes and other sampling techniques. Gold producers use feasibility studies to derive estimates of cash operating costs based upon anticipated tonnage and grades of ore to be mined and processed, the predicted configuration of the ore body, expected recovery rates of metals from the ore, comparable facility, equipment, and operating costs, and other factors. Actual cash operating costs and economic returns on projects may differ significantly from original estimates. Further, it may take many years from the initial phase of drilling before production is possible and, during that time, the economic feasibility of exploiting a discovery may change.

      OUR OPERATIONS OUTSIDE THE UNITED STATES MAY BE SUBJECT TO ADDITIONAL RISKS OF DOING BUSINESS ABROAD.

      Exploration, development and production activities outside of the United States are potentially subject to political and economic risks, including:

      o     cancellation or renegotiation of contracts;
      o disadvantages of competing against companies from countries that are not subject to U.S. laws and regulations, including the Foreign Corrupt Practices Act;
      o     changes in foreign laws or regulations;
      o royalty and tax increases or claims by governmental entities, including retroactive claims;
      o     expropriation or nationalization of property;
      o     currency   fluctuations   (particularly   in  countries   with  high
            inflation);
      o     foreign exchange controls;
      o restrictions on the ability of local operating companies to sell gold offshore for U.S. dollars, and on the ability of such companies to hold U.S. dollars or other foreign currencies in offshore bank accounts; import and export regulations, including restrictions on the export of gold; restrictions on the ability to pay dividends offshore;

      o risk of loss due to civil strife, acts of war, guerrilla activities, insurrection and terrorism;
      o risk of loss due to disease and other potential endemic health issues; and
      o other risks arising out of foreign sovereignty over the areas in which our operations are conducted.

      Consequently, our exploration, development and production activities in South Africa may be substantially affected by factors beyond our control, any of which could materially adversely affect our financial position or results of operations.

      WE MAY BE UNABLE TO ADEQUATELY PROTECT OUR MINES FROM CRIMINAL ACTIVITY WHICH MAY HINDER OUR OPERATIONS.

      Although we employ security personnel to guard our mines and facilities, our security measures may be insufficient to prevent widespread theft or vandalism. In addition, our employees may face intimidation by local gangs and may be unwilling to continue to work under such conditions. As a result, we may be unable to continue exploration, development and productions activities in South Africa.

      IT MAY BE DIFFICULT TO ENFORCE JUDGMENTS OR BRING ACTIONS OUTSIDE THE UNITED STATES AGAINST US AND CERTAIN OF OUR OFFICERS AND DIRECTORS.

      Our officers and directors reside outside of the United States and a substantial amount of our assets are located outside of the United States. As a result, it may be difficult or impossible for you to:

      o Enforce in courts outside the United States judgments obtained in the United States courts based upon the civil liability provisions of the United States federal securities laws against these persons and us; or
      o Bring in courts outside the United States an original action to enforce liabilities based upon United States federal securities laws against us and our officers and directors.

      GOLD MINING COMPANIES ARE SUBJECT TO EXTENSIVE ENVIRONMENTAL LAWS AND REGULATIONS.

      Our exploration, mining and processing operations are regulated in all countries in which we operate under various federal, state, provincial and local laws relating to the protection of the environment, which generally include air and water quality, hazardous waste management and reclamation. Delays in obtaining or failure to obtain government permits and approvals may adversely impact our operations. The regulatory environment in which we operate may change in ways that would substantially increase costs to achieve compliance. In addition, significant changes in regulation could have a material adverse effect on our operations or financial position. For a more detailed discussion of potential environmental liabilities, see the discussion in Environmental Matters, Note 7 to the Consolidated Financial Statements.

      OUR SUCCESS MAY DEPEND ON OUR SOCIAL AND ENVIRONMENTAL PERFORMANCE.

      Our ability to operate successfully in communities in South Africa will likely depend on our ability to develop, operate and close mines in a manner that is consistent with the health and safety of our employees, the protection of the environment, and the creation of long-term economic and social opportunities in the communities in which we operate. We have implemented a management system designed to promote continuous improvement in health and safety, environmental performance and community relations. However, our ability to operate may be adversely impacted by accidents or events detrimental (or perceived to be detrimental) to the health and safety of our employees or the communities in which we operate.

      MINING ACCIDENTS OR OTHER MATERIAL ADVERSE EVENTS AT OUR MINING LOCATIONS MAY REDUCE OUR PRODUCTION LEVELS.

      At any one of our various mines, production may fall below historic or estimated levels as a result of mining accidents, such as, a pit wall failure in an open pit mine, cave-ins or flooding at underground mines. In addition, production may be unexpectedly reduced at a location if, during the course of mining, unfavorable ground conditions or seismic activity are encountered; ore grades are lower than expected; the physical or metallurgical characteristics of the ore are less amenable to mining or treatment than expected; or our equipment, processes or facilities fail to operate properly or as expected.

      MINING EXPLORATION, DEVELOPMENT AND OPERATING ACTIVITIES ARE INHERENTLY HAZARDOUS.

      Mineral exploration involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which we have direct or indirect interests will be subject to all the hazards and risks normally incidental to exploration, development and production of gold, any of which could result in work stoppages, damage to property and possible environmental damage. The nature of these risks is such that liabilities might exceed any liability insurance policy limits. It is also possible that the liabilities and hazards might not be insurable, in which event, we may incur significant costs that could have a material adverse effect on our financial condition.

      OUR BUSINESS DEPENDS ON GOOD RELATIONS WITH OUR EMPLOYEES.

      We may experience labor disputes, work stoppages or other disruptions in production that could adversely affect us. At March 10, 2005, unions represented approximately 10% of our work force. On that date, we had 55 employees unionized under the National Union of Mineworkers. Currently, there are no labor agreements in effect for any of our workers.

      WE FACE INTENSE COMPETITION IN THE MINING INDUSTRY.

      The mining industry is intensely competitive in all of its phases. As a result of this competition, some of which is with large established mining companies with substantial capabilities and with greater financial and technical resources than us, we may be unable to acquire additional attractive mining claims or financing on terms management considers acceptable. We compete with other mining companies in the recruitment and retention of qualified managerial employees and other employees with technical skills and experience in the mining industry. If we are unable to successfully compete for qualified employees, our exploration and development programs may be slowed down or suspended. We compete with other gold companies for capital. If we are unable to raise sufficient capital, our exploration and development programs may be jeopardized or we may not be able to acquire, develop or operate gold projects. There can be no assurance that we will continue to attract and retain skilled and experienced employees, or to acquire additional rights to mine properties.

      WE RELY HEAVILY ON OUR MANAGEMENT, THE LOSS OF WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION.

      Our future success is dependent on having capable seasoned executives with the necessary business knowledge and relationships to execute our business plan. Accordingly, the services of our management and our board of directors are deemed essential to maintaining the continuity of our operations. If we were to lose their services, our business could be materially adversely affected. Our performance will also depend on our ability to find, hire, train, motivate and retain other executive officers and key employees.

      We must continually implement and improve our services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees. There can be no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. Any failure to implement and improve such operations could have a material, adverse effect on our business, operating results and financial condition.

RISKS RELATED TO HOLDING OUR SECURITIES

      EXISTING SHAREHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF OUR COMMON STOCK PURSUANT TO THE INVESTMENT AGREEMENT.

      The sale of our common stock to Dutchess Private Equities Fund, LP in accordance with the Investment Agreement may have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Dutchess Private Equities Fund, LP in order to drawdown on the Equity Line. If our stock price decreases, then our existing shareholders would experience greater dilution. At a stock price of $0.30 or less, we would have to issue all 75,000,000 shares registered under this prospectus in order to drawdown on the full Equity Line.

      DUTCHESS   PRIVATE   EQUITIES   FUND  II,   LP  WILL  PAY  LESS  THAN  THE
THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

      Our common stock to be issued under the Investment Agreement will be purchased at a 5% discount to the lowest closing bid price during the five trading days immediately following our notice to Dutchess Private Equities Fund, LP of our election to exercise our "put" right. Dutchess Private Equities Fund, LP has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Dutchess Private Equities Fund, LP sells our shares, the price of our common stock may decrease. If our stock price decreases, Dutchess Private Equities
Fund, LP may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Investment Agreement may cause the price of our common stock to decline.

      WE HAVE THE RIGHT TO ISSUE UP TO 20,000,000 SHARES OF "BLANK CHECK" PREFERRED STOCK, WHICH MAY ADVERSELY AFFECT THE VOTING POWER OF THE HOLDERS OF OTHER OF OUR SECURITIES AND MAY DETER HOSTILE TAKEOVERS OR DELAY CHANGES IN MANAGEMENT CONTROL.

      We may issue up to 20,000,000 shares of our preferred stock from time to time in one or more series, and with such rights, preferences and designations as our board of directors may determinate from time to time. To date, we have not issued any shares of preferred stock. Our board of directors, without further approval of our common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other of our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.

      WE MAY FAIL TO CONTINUE AS A GOING CONCERN, IN WHICH EVENT YOU MAY LOSE YOUR ENTIRE INVESTMENT IN OUR SHARES.

      Our audited financial statements have been prepared on the assumption that we will continue as a going concern. Our independent auditor has indicated that in its report on our 2004 financial statements that our recurring losses from operations and our difficulties in generating sufficient cash flow to meet our obligations and sustain our operations raise substantial doubt about our ability to continue as a going concern. If we fail to continue in business, you will lose your investment in the shares you acquire in this offering.

      OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

      Because of the limited trading market expected to develop for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

      The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

      o     variations in our quarterly operating results;
      o loss of a key relationship or failure to complete significant transactions;
      o     additions or departures of key personnel; and
      o     fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

      In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

      MANY OF OUR SHARES OF COMMON STOCK WILL IN THE FUTURE BE AVAILABLE FOR RESALE. ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SHARES.

      Assuming all of the 126,220,933 shares of common stock we are offering under this prospectus are sold in our offering, and all of the shares of common stock issued and issuable to the selling stockholders are sold, we would have 126,220,933 shares that are freely tradable without the requirement of registration under the Securities Act of 1933. 33,985,000 shares of our common stock are "restricted securities" as defined under Rule 144 of the Securities Act of 1933 and 21,088,750 remaining shares are a part of the public float for a total of 55,073,750 shares. Of these shares, 27,262,000 are owned by our officers, directors or other "affiliates." These individuals may only sell their shares, absent registration, in accordance with the provisions of Rule 144.

      Restricted securities may only be publicly sold pursuant to a registration under the Securities Act of 1933, or pursuant to Rule 144 or some other exemption that may be available from the registration requirements of the Securities Act of 1933. Rule 144 entitles each person holding restricted securities for a period of one year, and affiliates who own non-restricted shares of our common stock, to sell every three months in ordinary brokerage transactions an amount of shares which does not exceed the greater of 1% of the shares of our common stock outstanding or, assuming the shares of common stock are then traded on Nasdaq, the average weekly trading volume during the four calendar weeks prior to said sale. Any substantial sales pursuant to Rule 144, including the potential sale of our affiliates' shares of our common stock, may have an adverse effect on the market price of shares of our common stock, and may hinder our ability to arrange subsequent equity or debt financing or affect the terms and time of such financing.

      WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

      Other than with respect to a 3 for 1 common stock split on July 18, 2003 which was effected in the form of a dividend payable to stockholders of record on July 29, 2003, we have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

                Special Note Regarding Forward-Looking Statements

      This prospectus contains "forward-looking statements" and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this prospectus, the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project", "should" and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in "Business" and "Management's Discussion and Analysis of Financial

Condition and Results of Operation". These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; the commercially viability of our retail gift card platform and offerings; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this prospectus. Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.


                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders, except: (i) upon exercise of the common stock purchase warrant issued to Laurus Master Fund, Ltd.; and (ii) upon the exercise of any "puts" pursuant to the Investment Agreement.


      We will receive proceeds upon the due exercise, if any, of the seven-year warrant granted by us exercisable for an aggregate of 3,750,000 shares of common stock. In addition, we may receive proceeds from the sale of our common stock of up to $25,000,000 from the sale of our common stock pursuant to the Investment Agreement. We intend to use any proceeds derived from either the Equity Line or the warrant issued to Laurus Master Fund, Ltd. to: (i) first, fund acquisitions;
(ii) second, repay and/or service existing debt obligations; (iii) third, fund expansion of current operations at the Primrose mine; and (iv) finally, funding working capital and for general corporate purposes.

      Further, to the extent that any of our obligations under our credit facilities with Laurus Master Fund, Ltd. are converted into, or paid in the form of, shares of our common stock, we will be relieved of such obligations to the extent of such conversion or payment. As of the date of this prospectus, Laurus Master Fund, Ltd. has converted $75,000 of its $3,000,000 aggregate principal amount secured convertible note into 250,000 shares of our common stock.


                              MARKET FOR OUR SHARES

      Our common stock is quoted on the OTC Bulletin Board under the symbol, "CGHI".

      There are 125,935,933 shares of our common stock that are subject to the following: (i) outstanding warrants to purchase, or notes convertible into, common stock; and (ii) the Equity Line with Dutchess Private Equities Fund, II, LP.

      The following table contains information about the range of high and low bid prices for our common stock for each full quarterly period in our last fiscal year and for this fiscal year (through March 31), based upon reports of transactions on the OTC Bulletin Board.

                                    Low Bid          High Bid
      Fiscal Quarter End
      ------------------
      June 30, 2003                  $0.42            $1.32
      September 30, 2003             $1.05            $2.25
      December 31, 2003              $1.96            $3.75
      March 31, 2004                 $2.15            $3.72
      June 30, 2004                  $1.00            $3.10
      September 30, 2004             $0.65            $1.25
      December 31, 2004              $0.42            $0.85
      March 31, 2005                 $0.25            $0.49


      The source of these high and low prices was the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. The high and low prices listed have been rounded up to the next highest two decimal places.


      The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market for the products we distribute, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance. On April 22, 2005, the closing bid price of our common stock as reported by the OTC Bulletin Board was $0.26 per share.


HOLDERS


      As of March 17, 2005, there were approximately 3,787 shareholders of record of our common stock.


DIVIDEND POLICY

      We have never paid cash dividends and have no plans to do so in the foreseeable future. Notwithstanding the foregoing, on July 18, 2003, we declared a 3 for 1 common stock split to be effected in the form of a dividend payable to stockholders of record on July 29, 2003. Our future dividend policy will be determined by our Board of Directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and our credit arrangements then impose.

                                    DILUTION

            Our net tangible book value as of December 31, 2004 was $1,658,606 or $0.033 per share of our common stock. Net tangible book value per share is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Net tangible book value as of December 31, 2004 is calculated by subtracting our net intangible assets of $7,642,361 from net total book value (total assets less total liabilities) of $1,658,606. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued by Dutchess Private Equities Fund II, LP under the Investment Agreement, and by the warrants issued to Laurus Master Fund, Ltd. The amount of dilution resulting from share issuances to Dutchess Private Equities Fund II, LP will be determined by our stock price at or near the time of the "put" by us.


            The amount of dilution resulting from share issuances to Laurus Master Fund, Ltd. will depend on whether all or a portion of the warrant is exercised. The following example shows the dilution to new investors assuming: (i) no exercise of the warrants issued to Laurus Master Fund, Ltd.; and (ii) the issuance of 100%, 50%, 25% and 10% of the 75,000,000 shares of our common stock at an assumed adjusted offering price of $.30 per share (which is based on the closing price of our common stock on March 10, 2005, of $0.32 per share). The discount is defined as 95% of the lowest closing bid price of our common stock during the five consecutive trading day period immediately following our notice to Dutchess Private Equities Fund II, LP of our election to exercise our "put" right.


Assumed % of shares issued                          100%               50%               25%               10%
Number of shares                             84,889,643        42,444,822        21,222,411         8,488,964
Current stock price                                0.31              0.31              0.31              0.31
Assumed exercise price                            0.295             0.295             0.295             0.295
Total Procedures                             25,000,000      12,500,000.0      6,250,000.00      2,500,000.00
Net Tangible book value prior to
   offering                                   1,658,606         1,658,606         1,658,606         1,658,606
Net Tangible book value after offering       26,658,606        14,158,606         7,908,606         4,158,606
Net Tangible book value per share prior
   to offering                                    0.033             0.033             0.033             0.033
Net Tangible book value per share after
   offering                                       0.198             0.153             0.111             0.071
Dilution of new investors                        (0.097)           (0.141)           (0.183)           (0.223)
Accretion to existing stockholders                0.165             0.120             0.078             0.038

      You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement and the $10.0 million secured convertible term note held by Laurus Master Fund, Ltd. As our stock price declines, we would be required to issue a greater number of shares for a given advance under the Equity Line or conversion of the note, as the case may be. This inverse relationship is demonstrated by the table below, which shows the number of shares to be issued under the Investment Agreement and number of shares issued under the $10.0 million secured convertible term note held by Laurus Master Fund, Ltd., each at a price of $.30 per share, and 25%, 50% and 75% discounts to those prices.

% discount                                   0%          25%          50%          75%
Conversion price (1)                      0.30        0.225         0.15        0.075
Assumed sale price (2)                    0.32         0.24         0.16         0.08
Assumed "put" price (3)                   0.30        0.225         0.15        0.075
Shares  issued  pursuant  to "put"
   right (4)                         8,223,684   10,964,912   16,447,368   32,894,737
Shares  upon  conversion  of  note
   payable (5)                       3,333,333    4,444,444    6,666,667   13,333,333
Total Outstanding (6)               64,630,768   68,483,107   76,187,785   99,301,820
% Outstanding (7)                           18%          23%          30%          47%

--------------------

      (1) Represents the Fixed Conversion Price of the $10.0 million secured convertible term note held by Laurus Master Fund, Ltd.

      (2)   Represents the price of our common stock on March 10, 2005.

      (3) Represents the 95% discounted price as set forth in the Investment Agreement.

      (4) Represents the number of shares of our common stock to be issued at the prices set forth in the table upon our exercise of the "put" right under the Investment Agreement.

      (5) Represents the number of shares of our common stock to be issued at the prices set forth in the table upon conversion of $10,000,000 of the secured convertible term note.

      (6) Represents the total number of shares of our common stock outstanding after the issuance of shares from footnote (4) and (5) above, assuming no issuances of any other shares of our common stock.

      (7) Represents the shares of our common stock to be issued as a percentage of the total number of shares of our common stock outstanding (assuming no exercise or conversion of any options, warrants or other convertible securities).

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

                           Forward-Looking Statements

      The following discussion should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this Prospectus. Our independent auditors have expressed in their audit opinion dated March 31, 2004 that there is substantial doubt that we can continue as a going concern unless we can further implement our business plan, raise capital and generate revenues.

      This filing contains forward-looking statements. The words "anticipated," "believe," "expect," "plan," "intend," "seek," "estimate," "project," "will," "could," "may," and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect our management's current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. These forward-looking statements speak only as of the date of this prospectus. Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. Consequently, all of the forward-looking statements made in this filing are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

OVERVIEW

      We are a junior gold mining company (mining companies with market capitalizations of less than $50 million) with a roll-up strategy to acquire near revenue stream or revenue stream low production cost mining companies. Our focus is on acquiring low cost operations with turnaround opportunities to further enhance profitability. We are building up a strong team of management and operations personnel experienced in mining to take advantage of these opportunities, especially in South Africa, due to the new legislation which was implemented in May 2004. This legislation enforces a "use it or loose it" strategy, whereby all mining claims must be prospected within a certain time frame, otherwise, such prospects revert to the state.

      We recently commenced operations on the third shaft of the Primrose mine "Moss Rose" and began mining ore from this shaft in March. The Moss Rose shaft has added approximately 1,000 tons of ore to the plant at an average indicated grade of approximately .16 ounces per ton. In addition, the Stanhope shaft is fully commissioned and is currently producing approximately 800 tons. The Waverly Shaft, however, continues to account for the bulk of our production. Production has proven difficult for the Waverly shaft this quarter with panels proving difficult to exploit as well as difficult to remove in large high grade sections. Grades also dropped off substantially causing lower gold output this past quarter. We believe the solution is to increase our sampling team to find better pay areas as well as increasing our "opening-up team " to allow us to mine more faces at one time. We are also increasing mining labor to take advantage of this strategy and anticipate positive results towards the middle of the last quarter. We anticipate that the Waverly shaft will be up to approximately 4,500 tons per month in the fourth quarter.

      We received the first concentrates from the Omaruru mine and are working to increase the grades from this material (which are still low) whilst the process at Omaruru is adjusted. We are continuing to investigate the possibility of a new bio leach process to increase our ore recovery. We are still awaiting the new mining license, but will continue with rehabilitation of the dumps and extract gold for the short term. Production from the Sellies mine is limited and our process is still being refined in order to adapt to the quality of grades in the footprint. In addition, we are upgrading the plant to cope with the coarse fraction in which a large percentage of the free gold lies. We also built a new line onto the plant which includes a crushing section.

      We are still awaiting the new mining license in order to commence mining at the Chrome Mines, Marikana and Spruitfontein. There is a significant backlog in the application at the Government Department of Mineral and Energy and no assurance can be given that we will be approved within a reasonable time period.

      In the quarter ended December 31, 2004, we actively positioned ourselves to raise cash for our acquisition targets and were successful in raising $3.0 million in convertible debt financing. In February 2005, we raised $10.0 million in convertible debt financing and up to $25.0 million through the Equity Line with Dutchess Private Equities Fund II, LP.

BUSINESS OUTLOOK
RESULTS AND PLAN OF OPERATIONS

      We had no revenues from operations and minimal expenses in the nine months ended December 31, 2003, therefore, no comparisons are given between the nine and three month periods of 2003, as compared to the respective periods in 2004. For the nine months ended December 31, 2004, we had revenues of $1,796,825 with direct mining costs and expenses of $1,710,257 for a gross profit of $86,568. We had operating expenses of $1,838,388 resulting in a loss from operations of ($1,751,820). Operating expenses consists of stock compensation expenses of $357,290, professional fees of $453,604 and general and administrative expenses of $1,027,394 resulting in a ($1,751,820) loss from operations. We had other income of $31,099 from a gain on settlement of accounts payable of $513,122 and interest expense of ($289,673). As a result of the above, we had a net loss of ($1,496,373). We had a foreign currency translation loss of ($138,024). As a result of the above, we had a comprehensive loss of ($1,634,397) for the nine months ended December 31 2004.

      For the three months ended December 31, 2004, we had revenues of $655,902, a 14 % decrease from the previous quarter due mainly to lower grades out of the Waverly Shaft. We had direct mining costs and expenses of $841,248 resulting in a gross loss of ($185,346). Operating expenses were $436 895, consisting of $200,592 in professional fees and $236,303 in general and administrative expenses resulting in a loss from operations of ($622,241). In addition, we had a foreign currency translation loss of ($246,142) resulting in a comprehensive income of $1,037,284 for the quarter.

      We are currently awaiting the new mining license for each of the following mines: the Chrome Mines, Marikana and Spruitfontein. Upon receipt of this license, open cast mining will commence. We believe that, although our auditor expressed substantial doubt about our ability to continue as a going concern, due to our management advancing loans to the company to cover operational expenses, the $13.0 million in debt owed to Laurus Master Fund, Ltd., and our increased level of production at Primrose Gold Mine (provided we do not commence our anticipated operations), we will be able to satisfy our cash requirements for at least the next 12 months.

      Certain key factors that have affected our financial and operating results in the past may affect our future financial and operating results. These include, but are not limited to, the following:

      o     Gold prices;
      o Given the increase in reserves and the progress made on development projects, production revenues are anticipated to range between approximately $5.95 million and approximately $6.0 million through 2008;
      o Changes in the Rand exchange rate in relation to the U.S. dollar will continue to affect our future profitability and cash flow. Fluctuations in the Rand exchange rates in relation to the U.S. dollar can increase or decrease profit margins and total cash costs per ounce to the extent costs are paid in South African Rand;
      o Capital expenditures in 2004 were $510,067 (excluding costs of acquisitions). We expect to increase capital expenditures in 2005 by approximately $500,000; and
      o Due to the strengthening of the gold market, and consistent with our exploration growth strategy, we expect 2005 exploration, research and development expenditures will total approximately $250,000.

LIQUIDITY AND CAPITAL RESOURCES

      Our current liabilities exceed our current assets and may continue to do so in the future. Management believes that our organic business expansion will not require significant capital resources or outlays by us. We expect to pay down accounts payable and notes payable from current and future Primrose Gold Mine cash flows. We expect to begin processing the gold bearing ore from the new Stanhope shaft at the Primrose facility, which will increase the revenues at Primrose Gold Mine during the third and fourth quarters of Fiscal 2005. During the first nine months of our Fiscal year, we continued to increase our revenues while decreasing our mining costs. These efforts have reduced the amount of cash used in operations during the quarter. During the period ended December 31, 2004, stockholders loaned the Company an additional $101. The total loans of $1,242,545 are payable on demand, bear interest at 4% and are unsecured. During 2004, we entered into a note payable agreement with one of our officers (and a shareholder) to lend us up to $625,000. The loan covenants require us to use the proceeds as working capital. At December 31, 2004, we had borrowed $248,931 under this arrangement. The loan is due June 30, 2005, bears interest at 10% and is unsecured. We will continue to use any cash flow generated by the Primrose mine to reduce these liabilities during 2005. We issued the lender 5,000,000 shares of common stock to settle this obligation in full.

      During September 2004, we issued a secured convertible term note in the principal aggregate amount of $3,000,000 to Laurus Master Fund, Ltd. The note is convertible into shares of our common stock at $0.77 per share. In December 2004, we registered the shares of common stock underlying the convertible note pursuant to our Registration Statement on Form SB-2 (which was declared effective on December 21, 2004). The proceeds of the loan, however, are not available to us until Laurus Master Fund, Ltd. elects to convert the note into shares of our common stock or we repay the note in full, whichever is earlier. As of the date of this prospectus, Laurus Master Fund, Ltd. has converted a portion of its note into 250,000 shares of our common stock.

      On February 23, 2005, we executed Amendment No. 1 to the note, whereby Laurus Master Fund, Ltd. agreed to reduce the fixed conversion price to $.30, provided, however, the shares of our common stock issuable as a result of such amendment (7,352,599 shares) were registered in the subsequent registration statement filed by us on Form SB-2.

      As additional consideration, we issued warrants to purchase 1,000,000 shares of our common stock at a purchase price of $0.90 per share. We incurred direct offering costs of $254,500. This amount was recorded as a discount on notes payable and is being amortized using the interest method over the life of the notes.

      In February 2005, we issued a $10.0 million secured convertible term note to Laurus Master Fund, Ltd. and a warrant to purchase 3,750,000 shares of our common stock at a purchase price of $.34 per share. We incurred offering costs of $444,000 and withdrew approximately $556,000 from the restricted account of Centurion Delaware Gold Holdings, Inc. This amount was recorded as a discount on notes payable and is being amortized using the interest method over the life of the notes.

      Even though our auditor has expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence some of our anticipated operations, we believe that we have sufficient financial resources to meet our obligations for at least the next twelve months.

WARRANTS

      As of the date of this prospectus, we had outstanding 1,000,000 warrants issued in September 2004 and 3,750,000 warrants issued in February 2005 with exercise prices of $.90 and $.34 per share, respectively. If all of the warrants are exercised prior to their expiration, we will receive aggregate proceeds of approximately $900,000 and $1,275,000, respectively.

DIVIDENDS

      We have not shown positive earnings in the past fiscal year, and have not paid any dividends. In all likelihood, we will use our earnings, if any, to develop our business and do not intend to declare dividends for the foreseeable future. Any decision to pay dividends on our common stock in the future will be made by our board of directors on the basis of earnings, financial requirements and other such conditions that may exist at that time. Notwithstanding the foregoing, on July 18, 2003, we declared a 3 for 1 common stock split to be effected in the form of a dividend payable to stockholders of record on July 29, 2003.

GOING CONCERN

      We have suffered recurring losses from operations; have a net working capital deficiency as of February 28, 2005 of $3,385,838 and a negative cash flow from operations of $142,168, all of which raise substantial doubt about our ability to continue as a going concern. We have undertaken a number of initiatives to address these issues, and have raised approximately $1,488,345 in aggregate proceeds in the form of notes payable (excluding the $13,000,000 raised in private placements of secured convertible term notes issued to Laurus Master Fund, Ltd.).

      We are currently increasing the production at the Primrose Gold Mine, which now has a positive cash flow. The excess funds at Primrose will be used to pay down our accounts payable and notes payable. Management believes that the actions presently being taken to raise capital, implement its business plan and generate additional revenues provide the opportunity for us to continue as a going concern.

                                    BUSINESS

GENERAL

      Golf Product Technologies, Inc. was incorporated in the state of Florida on August 9, 2001 as a C corporation. We attempted to become a golf equipment and accessories design and marketing company and intended to market products that either we licensed or acquired from third parties or developed ourselves. Ultimately we were unable to either license, acquire or develop any golf equipment or accessories product that we believed was viable to introduce to market.

      In November 2002, due to the difficulties we were encountering in securing an appropriate product to introduce we began considering opportunities in other industries. Ultimately we determined that the most promising of these potential transactions appeared to be in the gold mining industry.

      To reflect our new focus we effectuated a name change effective March 21, 2003 to our current name of Centurion Gold Holdings, Inc. In February 2005, we formed Centurion Delaware Gold Holdings, Inc., a Delaware corporation and our wholly-owned subsidiary, in connection with the private placement of a $10.0 million secured convertible term note issued to Laurus Master Fund, Ltd.

COMPANY OVERVIEW

      We are a junior mining company (mining companies with market capitalizations of less than $50 million) with principal operations located in Primrose, South Africa. We seek to identify and acquire promising ore-bearing properties with a concentration mainly in gold mining and currently have dump recovery operations and underground mining in place. Created in a reverse merger transaction in June 2003, we are one of the only publicly traded junior gold company from South Africa. To date, we have acquired the following four properties: Primrose Gold Mine, Sellies Gold Mine, Omaruru Gold Mine and a chrome bearing operation. In addition, we recently executed a letter of intent to purchase zaiiplaats tin from a tin-bearing reserve. These mines are budgeted to generate revenue of approximately $2.5 million. We believe the current resources of these mines have an estimated market value of approximately $1.2 billion at a price of approximately $440.00 per ounce. We are positioning ourselves to become a major producer in this market by acquiring various mineral bearing properties and mineral rights and we intend to continue our expansion by acquiring additional properties.

      Our expansion has been hindered by a lack of capital available to the multitude of privately-held, junior, mining companies in South Africa. Local banks are ill-equipped to structure market financing for so many smaller entities. As a result, we have engaged in a strategic plan with prospective partners to raise cash for our internal growth and acquisition goals.

      Once financing is complete, we will move quickly into production. Unlike the major gold mines in South Africa (which have production policies and labor rules making them inefficient), we are more nimble. We are able to move more quickly to exploit higher-quality veins as the price of gold increases, and switch to lower-quality veins as gold prices decrease, or alternatively, we are able to hire contractors to mine ore with lower gold consistency.

      Large mining operations are restricted by labor unions, such as the National Union of Mineworkers (NUM), which restricts the use of contractors to 30% of their workforce. Our company, on the other hand, may use independent contractors (with no labor restrictions) exclusively. Contractors are paid on the amount of gold mined, as opposed to the volume of ore (in the case of workers belonging to labor unions). As a result, we seek to expand our use of contractors to further maximize profits and increase productivity.

      Our headquarters are located at 12 Main Reef Road, Primrose, South Africa 1401, and our telephone number at that address is +27(11) 873-5315.

SOUTH AFRICAN GOLD INDUSTRY OVERVIEW

      South Africa produces approximately 40% of the world's gold and is one of the world's leaders in gold production; it outperforms its neighbors, such as, Tanzania and Zimbabwe, which have considerably more gold resources. There are, however, important changes in government regulations and a new charter that dramatically change the economics of gold mining in South Africa. These changes are likely to benefit junior gold mining companies such as our company.

      Traditionally, large mining firms acquired masses of land - both surface and mineral rights - and have held onto huge parts of the reserve. The new charter requires lands to be mined within a prescribed timetable (under the new program, claims - legal rights to the minerals in a given area - must be transferred from "old order claim" to "new order claim"; and owners are required to begin geological surveys within two years and begin mining within five years or the land reverts back to the state). The new charter also provides that all South African companies must maintain an ownership interest by black empowerment enterprises (BEE) of 26% within five years of formation. As a result, many large mining interests are giving up properties through joint ventures or outright offerings on market. The new charter is expected to drive big mining companies to alternative sites, such as Russia, where labor is cheaper and the gold is closer to the surface. However, the major mining companies are notably slow in establishing production elsewhere and will take such companies a significant amount of time to effectuate their new business plan.

      The South African government finalized a new charter in May 2004 requiring owners of land with minerals, such as gold, to test and put into production mining claims within specified time frames or return the land to the government. The "use-it-or-lose-it" law has forced all owners of land with minerals to resubmit their mineral rights claims as a prelude to enactment. Additionally, a national safety standard has been laid down for the industry, requiring gold workers to be licensed and environmental standards be stringently upheld.

      These new regulatory changes have prompted land and its mineral rights to be placed into the market. We believe that the future of the gold industry in South Africa is dependent on the consolidation of mining companies and increased productivity. We expect that this trend of disposing of mines is likely to escalate, creating opportunity for our company.

      Currently, investors in the U.S. stock exchanges are limited to only three of the major South African gold firms: Anglo Gold (NYSE:AU), Gold Fields Limited (NYSE:GFT), and Harmony Gold (NYSE:HMY). Consequently, we are the only junior South African gold firm publicly traded in the United States.

GOLD MARKETS GENERALLY

      Gold Uses. Gold has two main categories of use--product fabrication and investment. Fabricated gold has a variety of end uses, including jewelry, electronics, dentistry, industrial and decorative uses, medals, medallions and official coins. Gold investors buy gold bullion, official coins and high-karat jewelry, in addition to equity in gold companies such as ours.

      Gold Supply. The worldwide supply of gold consists of a combination of new production from mining and the draw-down of existing stocks of bullion and fabricated gold held by governments, financial institutions, industrial organizations and private individuals. In recent years, mine production has accounted for approximately 60% to 70% of the total annual supply of gold.

      Gold Price. The following table presents the annual high, low and average afternoon fixing prices over the past ten years, expressed in U.S. dollars, for gold per ounce on the London Metal Exchange.

Year                                High         Low       Average
------------------------------------------------------------------
1994                                $396        $370        $384

1995                                $396        $372        $384

1996                                $415        $367        $388

1997                                $362        $283        $331

1998                                $313        $273        $294

1999                                $326        $253        $279

2000                                $313        $264        $279

2001                                $293        $256        $271

2002                                $349        $278        $310

2003                                $416        $320        $363

2004                                $429        $375        $402

2005(through March 10, 2005)        $440        $411        $425
--------------------
Source of Data: Kitco and Reuters
*Rounded to the nearest whole dollar.

      On March 10, 2005, the afternoon fixing price for gold on the London Metal Exchange was $440.90 per ounce.

      All gold produced by us is sold at spot rate for the day of trade at the London Metal Exchange second fixed price and the money is paid into our account within 24 hours of deposition.

      We have little marketing cost, if any, and all gold produced by us is taken directly from our properties. We do not hedge or sell forward, but continually monitor financial trends to ensure the best price for the company at prevailing market prices.

OPERATIONS

      On June 20, 2003, we finalized the acquisition of one hundred percent (100%) of the issued and outstanding capital stock of Centurion Gold (Pty) Ltd. (f/k/a Omaruru Exploration (Propreitary) Limited ("Omaruru"). The stockholders of Omaruru received in the aggregate 20,700,000 post-split restricted shares of our common stock in exchange for 100% of the issued and outstanding stock of

Omaruru.  Omaruru  holds the Notarial  Mineral  Lease over the  precious  metals
claims  and  mineral   rights  and  the  mining  assets  for  Omaruru   Minerals
(Proprietary) Limited, known as the Elandshoogte Mine.

      On October 8, 2003, we finalized the acquisition of 100% of the issued and outstanding capital stock of Desta Transport Services (Proprietary) Limited ("Desta") and Area 9B Property (Proprietary) Limited ("Area 9B") and Odzi Properties (Proprietary) Limited ("Odzi"), collectively known as the Sellies Gold Mine. The stockholders of Desta, Area 9B and Odzi received in the aggregate 5,000,000 restricted shares of the common stock of Centurion in exchange for 100% of the issued and outstanding stock of Desta, Area 9B and Odzi. Desta, Area 9B and Odzi holds the Notarial Mineral Lease over the precious metals claims and mineral rights and the mining assets for the Sellies Gold Mine as follows:

      Desta: Certain permits issued under Section 161 of the Mining Rights Act No 20 of 1967 to retain and treat tailing, slimes, waste rock or other mine residue situated on the farm Witpoortjie No 117 Registration Division I.R. Gauteng region. Permit No 24/78, Licence No 74, Plan R M T No 0180/78;

      Odzi:  The immovable  property  known as Portion 277 (a portion of Portion
263) of the farm Witpoortjie No 117, Registration Division I.R. Gauteng region measuring 9,8544 hectares; and the remaining extent of Witpoortjie 117 I.R. Province of Gauteng, measuring 24,10 hectares and 7,62 hectares in extent.

      Area 9B: Portion 275 (a portion of Portion 263) of the farm Witpoortjie 117, Registration Division I.R. Province of Gauteng measuring 23,8562 hectares General Plan S.G. No A.13266/1995 and held by Certificate of Registered Title T. 90933/96.

      On December 31, 2003, we finalized the acquisition of 100% of the issued and outstanding capital stock of Coinholders (Proprietary) Limited ("Coinholders") and Investpro Prop 11 (Proprietary) Limited ("Investpro"), known as the Spruitfontein and Marikana Chrome Mines, respectively. The stockholders of Coinholders and Investpro received in the aggregate 10,000,000 restricted shares of our common stock in exchange for 100% of the issued and outstanding stock of Coinholders and Investpro. Coinholders and Investpro hold the Notarial Mineral Lease over the precious metals claims and mineral rights and the mining assets for the Spruitfontein and Marikana Mines as follows:

      Real estate consisting of Portions 17 and 18 of the farm Spruitfontein 341, Registration Division J.Q. and The Farm Kafferskraal 342, registration Division J.Q. North West Province. South Africa.

      On February 2, 2004, we finalized the acquisition of 100% of the issued and outstanding capital stock of Glencairn Gold Mine (Proprietary) Limited ("Glencairn"), collectively known as the Primrose Gold Mine. The stockholders of Glencairn received in the aggregate 1,500,000 restricted shares of common stock and cash of $500,000 in exchange for 100% of the issued and outstanding stock of Glencairn. Glencairn holds the precious metals claims and mineral rights and the mining assets for the Primrose Mine as follows:

      475 claims covering over 570 hectares on the farms Elandsfontein 90 Division IR, Driefontein 87 Division IR and Driefontein 85 Division IR on the Witwatersrand, South Africa and includes the JC Gold Mining processing plant and freehold title to Remaining Extent of Portion 132 of the Farm Driefontein 87 covering 32 hectares.

      As of the date hereof:

      Elandshoogte is still not operational. During November 2003 we applied for a new mining license to commence operations at Elandshoogte. During the review process, in May 2004, a new mining act was passed in South Africa. As a result, we were required to re-apply under the new act. The application is currently under review by the South African government. We anticipate that it will take approximately eight months to receive the new mining license, at which time we will commence operations.

      The contractors at the Sellies Gold Mine have erected a small plant to begin concentrating the gold bearing ore. Once the grades prove to be viable, a larger plant and processing facility will be erected and the processed ore will be trucked to the Primrose Gold Mine for refining. Our current facility has commenced operations.

      When we purchased the chrome mines, Spruitfontein and Marikana, the contractors were already underway with mining operations. Upon defaulting on their first payment, we cancelled their contract immediately. New contractors were appointed and are awaiting the new mining license under the new mining charter. We expect the new license to be issued by November 2005.

      We acquired the Primrose Gold Mine on February 2, 2004 and increased gold production approximately 15 fold by the end of June 2004. Primrose management was restructured and a team headed by Keith Hart, a mining turnaround specialist and our Chief Operating Officer and Director, was put in place by the Board of Directors. Consequently, the critical break-even cash operating cost levels were achieved and in fact exceeded. The gold plant has been refurbished and currently the underground infrastructure is being improved upon to increase tonnages to approximately 10,000 tons per month for the second quarter. The increased tonnages will increase the gold production threefold, from current levels. In addition, a second shaft has been opened and is currently in operation. Further, in respect of the Stanhope mine, a second shaft has been opened and is currently in operation. The third shaft of Moss Rose was also opened after 25 years and was operational as of the first week in March 2005.

COMPETITION

      The markets in which we conduct business are highly competitive, and are already served by well-established and well-financed companies. These competitors have significantly greater financial and marketing resources than we have.

      We believe that the future principal factors affecting the marketplace are the current gold price and the Rand / U.S. dollar exchange rate. The gold price is in a high range, but the Rand has been one of the top performers worldwide against the U.S. dollar appreciating over 100% over the past few years.

RECENT DEVELOPMENTS

      In July 2004, we signed an agreement to acquire Mine Waste Solutions (Pty) Limited, an environmental remediation company that combines mine rehabilitation with re-treatment, for approximately $24.5 million. The closing of such acquisition is contingent upon our securing a loan pursuant to a senior debt loan agreement of $9.64 million with Nedcor Bank and The Industrial Development Corporation. The Mine Waste Solutions agreement has since expired. We re-negotiated the terms of such agreement. The new transaction is part cash and part in kind and contemplates the exchange of 16,000,000 shares of our common stock and $5,500,000 in cash for a total purchase price of $17,500,000, subject, however, to the company securing the necessary financing. We expect to close this transaction during the fourth quarter ending March 31, 2005.

      In February 2005, we raised gross proceeds of up to $35.0 million, of which (i) $10.0 million was raised through the sale of a three-year convertible note and seven year common stock purchase warrant to Laurus Master Fund, Ltd.; and (ii) up to $25.0 million was raised through the sale of our common stock to Dutchess Private Equities Fund, II, LP pursuant to the Investment Agreement.

      In March 2005, we entered into a memorandum of understanding to acquire the assets of a company involved in above ground gold rehabilitation projects. The company has current revenues of approximately US$ 80.0 million and profits of US$ 20.0 million. In addition, we executed a memorandum of understanding to buy another company's assets which consist of approximately two million ounces of platinum and five million ounces of gold.

EMPLOYEES

      As of the  date of  this  prospectus,  we have  550  employees.  Of  these employees, five serve in management positions as full time employees. Approximately 55 workers are currently unionized under the National Union of Mineworkers, but we presently do not have any labor union contract with any union nor do we anticipate unionization of the remainder of our personnel in the foreseeable future.

DESCRIPTION OF PROPERTY

      The  current   principal   office  is  comprised  of  four   buildings  on
approximately 1,324 acres of land located at 12 Main Reef Road, Primrose, South Africa.

Mining Properties.

MINING PROPERTY: Elandshoogte Mine / Gold Mining

ACCESS: Direct access by state Sudwala caves road, do not require any right of way from any other property holders.

LOCATION: Sabie, Mapumalanga Province, South Africa

TITLE/CLAIMS: 1539 claim on the farm Elandshoogte 270JT and Rietvallei 256 JT and all the rights to minerals in respect of the farm Sudwalaskraal 271JT, together with the surface right permits on the said farms including the metallurgical plant and equipment, improvements, loose assets and stores as are presently found on the said claims and/or mineral right area including the mining permits.

PREVIOUS OPERATIONS: Makonjwaan Imperial Mining Company (Pty) Ltd Nelspruit Mapumalanga ceased mining operations in June 1994.

PRESENT CONDITION: Metallurgical Plant is fully capitalized and ready to process Mine dumps. Awaiting Mining license authorization under new mining charter.

TYPE OF OPERATION: Dump reclamation and Rehabilitation for the first three years and Adit Mining there after into established adits.

GEOLOGY/GEOLOGIST: Sabie Pilgrims Rest Goldfield (SPRG) green stone belt east of the Bushveld Complex. Independent geologist R H Boer. Dump and Dunes independent resource company.

MINING PROPERTY: Sellies Gold Mine / Gold Mining

ACCESS: Direct access by state highway N56 and state road Ergo road, no right of way required from any other property owners.

LOCATION: Springs, Johannesburg, Gauteng Province, South Africa.

TITLE/CLAIMS: Certain permit issued under Section 161 of the Mining Rights Act No 20 of 1967 to retain and treat tailing, slimes, waste rock or other mine residue situated on the farm Witpoortjie No 117 Registration Division I.R. Gauteng region. Permit No 24/78, Licence No 74, Plan R M T No 0180/78;

      The immovable property known as Portion 277 (a portion of Portion 263) of the farm Witpoortjie No 117, Registration Division I.R. Gauteng region measuring 9,8544 hectares; and the remaining extent of Witpoortjie 117 I.R. Province of Gauteng, measuring 24,10 hectares and 7,62 hectares in extent.

      Portion 275 (a portion of Portion 263) of the farm Witpoortjie 117, Registration Division I.R. Province of Gauteng measuring 23,8562 hectares General Plan S.G. No A.13266/1995 and held by Certificate of Registered Title T. 90933/96.

PREVIOUS OPERATIONS: no previous operations known.

PRESENT CONDITION: Approved EMPR and Mining License in place. Pilot plant complete to start pilot operation of Gold concentration. Being mined presently in Joint Venture agreement with Enable Mining and Centurion Gold.

TYPE OF OPERATION: Opencast Dump reclamation and rehabilitation.

GEOLOGY/GEOLOGIST: Dump Material from Witwatersrand basin complex. R H Boer Independent geologist.

MINING PROPERTY: Spruitfontein / Markana Chrome Mines

ACCESS: Direct access by State main road to Rustenburg, do no not require right of way from any other property owners.

LOCATION: Marikana district, Rustenburg, South Africa.

TITLE/CLAIMS:  Real  estate  consisting  of  Portions  17  and  18 of  the  farm
Spruitfontein 341, Registration Division J.Q. and The Farm Kafferskraal 342, registration Division J.Q. North West Province. South Africa.

PREVIOUS OPERATIONS: MG Chrome previously conducted open cast mining and they ceased operations in 1999.

PRESENT CONDITION: Open Cast pit has been opened and detailed foe extraction, awaiting for approval of Mining License submission as per the new Mining Charter from May 1, 2004.

TYPE OF OPERATION: Open Cast

GEOLOGY/GEOLOGIST:   Rustenburg  Layered  Suite.   Independent  Geologists  L  W
Schuurman 1998-0052,H J Greyvenstein 2001, E H Siepker July 23, 2001.

MINING PROPERTY: Primrose Gold Mine/ JC Goldmine/ Glencairn
Gold Mine

ACCESS: Direct access by state main road, Main Reef Road Primrose, no right of way needed by any other property owners.

LOCATION: Germiston, Witwatersrand, South Africa

TITLE/CLAIMS: 475 claims covering over 570 hectares on the farms Elandsfontein 90 Division IR, Driefontein 87 Division IR and Driefontein 85 Division IR on the Witwatersrand, South Africa and includes the JC Gold Mining processing plant and freehold title to Remaining Extent of Portion 132 of the Farm Driefontein 87 covering 32 hectares.

PREVIOUS OPERATIONS: The mine was previously run as an ongoing mining operation by JC Mining.

PRESENT CONDITION: Mining License approved and mining is being undertaken by us, as well as a full processing plant in place which can process 20,000 tons month.

TYPE OF OPERATION: Underground Mining of Reclamation nature

GEOLOGY/GEOLOGIST: East Witwatersrand Basin well documented internationally. Reports by Issher Wood 1996. Independent Geologist.

LEGAL PROCEEDINGS

      Other than as set forth below, we are not a party to any material legal proceedings, nor are any legal proceedings pending or threatened, other than those arising in the ordinary course of business. We are not aware of any legal proceedings contemplated by any governmental authorities involving us. None of our directors, officers or affiliates is an adverse party in any legal proceedings involving us or our subsidiaries, or has an interest in any proceeding which is adverse to us or our subsidiaries.

      One of our subsidiaries, Glencairn Gold Mine, is involved in several lawsuits related to our prior operations and management. The prior management has provided a loan in the amount of $280,920 at March 31, 2004 to offset any amounts due as a result of these lawsuits. At March 31, 2004, several of these lawsuits have resulted in judgments against us and we are negotiating with several vendors to establish monthly payment plans. These claims and legal proceedings relate to contractual rights and obligations and employment matters.

      While there can be no assurance that an adverse determination of any such matters could not have a material adverse impact in any future period, management does not believe, based upon information known to it, that the final resolution of any of these matters will have a material adverse effect upon us. We believe that these allegations have no merit and intend to vigorously defend these suits.

                                   MANAGEMENT


      The following table sets forth the name, age and position of each of the members of our board of directors, executive officers and promoters as of April 22, 2005:


       NAME                    AGE               POSITION
       ----                    ---               --------

Andrew Dale Paul               43      CEO, President and Chairman
Arthur Johnson                 69      Chief Financial Officer and Director
Keith Archie Hart              39      Chief Operating Officer and Director
Bruce Williamson               51      Director
Dr. Wynand Goosen              40      Director
Michael Godfrey Saner          59      Director

      All directors serve for three years and until their successors are elected and qualified. All officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the officers and directors.

      Information concerning our executive officers and directors is set forth below.

      ANDREW DALE PAUL, our founder, has been our Chief Executive Officer, President and Chairman since December 2004. From April 2004 to December 2004, Mr. Paul was our Vice-President and a Director (from May 2003 until December
2004). From January 2004 until April 2004, Mr. Paul was our Chief Operating Officer. He is currently responsible for the implementation of management structures and controls for acquisition to ensure their profitability. Mr. Paul works on acquisition structuring and management controls. From June 2003 to January 2004, Mr. Paul was a consultant for Investpro Commodities. From April 2001 to December 2003, Mr. Paul was Managing Director of Investpro Holdings
(Pty) Ltd., a mining investment company. From October 1989 to March 2000, Mr. Paul was Managing Director of Trizon Chemicals (Pty) Ltd., an agricultural and mining chemical trading operation. Mr. Paul graduated from the University of Natal with a degree in Agriculture in 1983.

      Mr. Paul has owned and run many of his own companies in the past and worked for multinationals such as ICI. He is a seasoned entrepreneur with over five years of experience in the mining industry.

      ARTHUR V. JOHNSON has served as our Chief Financial Officer and a Director of the Board of Directors since December 2004. From June 2003 until December 2004, Mr. Johnson served as our Chief Executive Officer, President and Chairman. His responsibilities include expansion of the company through acquisitions. In addition, Mr. Johnson oversees all corporate governance and any of our reporting requirements. From February 1998 to April 2003, Mr. Johnson was Managing Director of Century Minerals (Pty) Ltd., a resource commodity trading house. Mr. Johnson has over 30 years experience in mining and previously served as a Director with Babcock International Group. Mr. Johnson previously sold his own chrome business to SA Chrome, a public company. Mr. Johnson graduated from the University of Cape Town in 1955 with a Degree in Commerce.

      KEITH ARCHIE HART has been our Chief Operating Officer and a Director since March 2004. From December 2002 until March 2004, Mr. Hart operated Moloi Mining, a small mining contract company. From February 1993 to December 2002,

Mr. Hart was the Executive Director and CEO of New Kleinfontein Mining Company Ltd. From March 1983 to June 1992, Mr. Hart was the Managing Director of Kennys Transport Pty Ltd.

      BRUCE WILLIAMSON became a Director in April 2004 and was our Chief Financial Officer from May until September 2004. He presently chairs our audit committee. From June 2002 until April 2004, Mr. Williamson operated independently as a consultant to the growing small mining sector in South Africa and as a sponsor to listed company OTR Mining Limited and as a consultant to Argosy Minerals. From January 1998 to June 2002, Mr. Williamson was Corporate Finance Manager, mining division, at ABN Amro Securities.

      Mr. Williamson has a Mining Diploma from Wits Technicon and a B.Com from the University of Cape Town. His career started with Gold Fields (the fourth largest gold mine in the world), where he spent seven years on production. Mr. Williamson switched to a career in the investment sector and was voted top gold analyst while with J D Anderson & co/ SBC Warburg in 1992 where he worked for 13 years. His appointment and vast experience in mining, mining finance and the investment sector is an essential element in our growth strategy.

      DR. WYNAND GOOSEN has been a Director since July 2004. Since November 1998, Dr. Goosen has been a director of Gold Rose Investments Pty Ltd. From November 1998 to April 2000, Dr. Goosen was Executive Deputy Chairman of The Learning Corporation Ltd. ("TLC"), an education and staffing business company. Prior to joining TLC, from 1995 to 1998 Dr. Goosen was the Director and Head of the School of Human Technology, Technikon Witwatersrand. During his employment at the School of Human Technology, he actively consulted in capital restructuring.

      Dr. Goosen graduated with a Bachelor of Commerce (Honours) from RAU in 1987, a Masters of Commerce (Guidelines for investment in Real Estate) from RAU in 1991, a Masters of Arts degree in Vocational Education from Hawthorne
University in 1994. In addition, Dr. Goosen holds a Diploma in Banking and membership with several professional organizations. Dr. Goosen was responsible for the development of the National Diploma and Btech in Banking.

      Dr. Goosen regularly consults on human development and highly technical financial ventures. His experience also includes the establishment of a travel agency, fund raising on the OTC Bulletin Board, establishment of a forex house that now operates in San Francisco as well as Mergers & Acquisitions for JSE Listings. Dr Goosen is a well-known conference speaker and has been quoted in newspapers and interviewed for TV on economic commentary.

      MICHAEL GODFREY SANER has been a Director since July 2004. From March 2002 to November 2004, Mr. Saner was a consultant and adviser to the Governor of the Bank of Tanzania and his cabinet, monitoring operations and costs at the Buhemba Gold Mine in the Mara region of Tanzania. From January 2000 to August 2002, Mr. Saner was a technical/financial advisor and consultant to Nedbank Ltd. in connection with sovereign loan financing to Buhemba Gold Mine. From 1996 to 2000, Mr. Saner was a Mineral Industry Consultant and project initiator and developer of various mineral beneficiation projects, including companies involved in chrome chemicals, industrial minerals and rare earths, and alluvial diamond deposits. Mr. Saner graduated from the University of Natal with a Bachelor of Science degree in Geology in 1967. He became a Chartered Engineer in the United Kingdom in 1976 and Professional Natural Scientist in February 1984.

      Mr. Saner has over 36 years of post-graduate experience in the business of mineral and resource exploration, assessment, feasibility, development, operation, investment and financing of minerals, beneficiation, and other projects, covering a wide range of commodities and deposit types, with on-the-ground experience in over 17 countries.

COMPENSATION OF THE BOARD OF DIRECTORS

      Directors are not presently compensated for serving on the board of directors.

LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

Centurion Gold Holdings, Inc.

      Section  607.0850(1) of the Florida  Business  Corporation Act, as amended
(the "Florida Act"), provides that, in general, a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

      In the case of proceedings by or in the right of the corporation, Section 607.0850(2) of the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claims as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

      Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation is successful on the merits or in the defense of any proceeding referred to in subsections (1) or (2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he will be indemnified against expenses actually and reasonably incurred by him in connection therewith; that the corporation may advance such expenses; that indemnification provided for by Section 607.0850 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

      Section 607.0850 of the Florida Act further provides that, in general, indemnification or advancement of expenses will not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in favor or in a proceeding by or in the right of a shareholder.

      Our Articles of Incorporation and Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

Centurion Delaware Gold Holdings, Inc.

      Subsection (a) of Section 145 of the General Corporation Law of Delaware (the "DGCL"), empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought will determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

      Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      The certificate of incorporation of Centurion Delaware Gold Holdings, Inc. ("Centurion Delaware") provides that no director, or person serving on a committee of the Board of Directors, will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

      o for any breach of that director's duty of loyalty to us or our stockholders;

      o     for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
      o     under Section 174 of the DGCL; or

      o for any transaction from which the director derived an improper personal benefit.

      The bylaws of Centurion Delaware provide that we must indemnify our directors or officers against any liability incurred in connection with any proceeding in which they may be involved as a party or otherwise, by reason of the fact that he or she is or was a director or officer, or is or was serving at our request as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity or enterprise, except:

      o to the extent that such indemnification against a particular liability is expressly prohibited by applicable law;

      o for a breach of such person's duty of loyalty to us or our stockholders;

      o     for acts or omission not in good faith;

      o     for intentional misconduct or a knowing violation of law; or

      o for any transaction resulting in receipt by such person of an improper personal benefit.

      Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                             EXECUTIVE COMPENSATION

      The following table sets forth information with respect to compensation earned during the fiscal year ended March 31, 2004 by our executive officers and directors.


NAME AND PRINCIPAL                                       OTHER ANNUAL        RESTRICTED
POSITION                         ANNUAL COMPENSATION     COMPENSATION        STOCK AWARDS
------------------               -------------------     ------------        ------------
                                 Salary      Bonus
Andrew Dale Paul(1)
Chief Executive
Officer, President and Chairman  $0          $0          0                   0

Arthur Johnson(2)
Chief Financial
Officer and Director             $22,498     $0          0                   0

Keith Hart(3)
Mine Manager and Chief
Operating Officer                $0          $0          0                   $1,425,000

Jim Dodrill(4)
President                        $0          $0          $0                  0

--------------------

(1) Mr. Paul became our Chief Executive Officer, President and Chairman in December 2004.
(2) Mr. Johnson was our CEO and President from June 2003 until December 2004. He became our CFO in December 2004.
(3) Mr. Hart became the mine manager of Primrose Gold Mine in March 2004. Mr. Hart became our Chief Operating Officer in March 2004.
(4)   Mr. Dodrill served as our President until June 2003.

STOCK OPTION GRANTS

      We have not issued any grants of stock options to date.

EMPLOYMENT AGREEMENTS

      We entered into an employment agreement with Arthur Johnson to act as our Chief Executive Officer effective April 1, 2004 for an annual salary of 1,200,000 Rand (which is currently the equivalent of approximately $200,000). Mr. Johnson will also be eligible to receive bonus payments as determined by our board of directors. The agreement will continue until terminated by either party with three months notice or terminated for cause by us. In May 2004, we amended the employment agreement with Arthur Johnson to reduce his salary to 600,000 Rand (US$100,000). In addition, in December 2004, we amended the employment agreement to change his title to Chief Financial Officer and Director. In connection therewith, Mr. Johnson resigned as CEO, President and Chairman.

      We entered into an employment agreement with Andrew Dale Paul to act as our Chief Operating Officer effective April 1, 2004 for an annual salary of 1,200,000 Rand (which is currently the equivalent of approximately $200,000). Mr. Paul will also be eligible to receive bonus payments as determined by our board of directors. The agreement will continue until terminated by either party with three months notice or terminated for cause by us. In May 2004, we amended the employment agreement with Mr. Paul to reduce his salary to 600,000 Rand (US$100,000) and to hire him as our Vice-President. In connection therewith, Mr. Paul resigned his position as Chief Operating Officer. In December 2004, we amended the employment agreement with Mr. Paul to change his title to CEO, President and Chairman. In connection therewith, Mr. Paul resigned as Vice-President.

      We entered into an employment agreement with Keith Archie Hart to act as our Mine Manager of our Primrose Gold Mine effective April 1, 2004 for an annual salary of 750,000 Rand (which is currently the equivalent of $125,000). Mr. Hart will also be eligible to receive bonus payments as determined by our board of directors. The agreement will continue until terminated by either party with three months notice or terminated for cause by us. In May 2004, we amended the employment agreement with Keith Archie Hart to reduce his salary to 600,000 Rand (US$100,000) and to hire him as our Chief Operating Officer.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table shows the amount of our Common Stock beneficially owned as of the date of this prospectus by each person who beneficially owns more than five percent of our outstanding Common Stock, by each of our executive officers and directors, and by all of our executive officers and directors as a group.

      The following information is based upon information furnished to us by either the directors and executive officers or obtained from our stock transfer books. We are informed that these persons hold the sole voting and dispositive power with respect to the Common Stock except as noted herein. For purposes of computing "beneficial ownership" and the percentage of outstanding Common Stock held by each person or group of persons named above as of the date of this prospectus, under rules adopted by the Securities and Exchange Commission, shares of Common Stock issuable pursuant to warrants or options or upon conversion of convertible securities, to the extent such warrants or options or convertible securities are currently exercisable or convertible within 60 days of the date of this prospectus, are treated as outstanding for computing the percentage of the person holding such securities but are not treated as outstanding for computing the percentage of any other person. As of March 8, 2005, we had 55,073,750 shares of our common stock issued and outstanding.


Names and Address of               Number of Common Shares  Percentage of Shares
Beneficial Owner (1)                    Beneficially Owned           Outstanding
--------------------------------------------------------------------------------

Andrew Dale Paul (2)                            23,200,000                42.13%

Daros Trust (3)                                 23,200,000                42.13%
c/o Kestrell Chemin Des
Trois-Portes
11 CH 2000
Neuchatel, Switzerland

Keith Archie Hart (4)                            3,062,000                 5.56%

Arthur V. Johnson, CFO                             500,000                  *
and Director

The Hollandsche Trust (5)                        2,500,000                 4.54%

Taleen Trust (6)                                 4,287,500                 7.79%
Rubenstein Ave. 565
Morfletta Park
Pretoria, South Africa

Bruce Williamson                                         0                    0

Dr. Wynand Goosen                                        0                    0

Michael Godfrey Saner                                    0                    0

All officers and directors                      27,262,000                 49.5%
as a group (6 persons)(7)

--------------------
* represents less than 1% of our outstanding common stock

(1) Unless otherwise provided, the address of the officers and directors is: c/o Centurion Gold Holdings, Inc., 12 Main Reef Road, Primrose, South Africa 1401.

(2) Andrew Dale Paul (CEO, President and Chairman) is a 20% beneficiary of the Daros Trust and we have included for purposes of this report all shares held by Daros Trust. Mr. Paul disclaims all beneficial ownership to shares of our common stock held by the Daros Trust.

(3) In March 2005, the Daros Trust transferred 500,000 shares of our common stock to Mr. Hart, our COO and Director.

(4) Includes 2,500,000 shares of our common stock which are owned by The Hollandsche Trust No. IT 8953/98 ("Hollandsche Trust"), as to which Mr. Hart, our COO and Director and the sole beneficiary of the Hollandsche Trust, disclaims any beneficial ownership.

(5) Mr. Hart, our Chief Operating Officer, is the sole beneficiary of the Hollandsche Trust.


(6) The trustees, Daleen Schoeman and Faan Vercuil, are the beneficial owners and retain all voting rights relating to the Taleen Trust.

(7) Includes all shares held by the Daros Trust and Hollandsche Trust.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Unless otherwise provided, the following transactions were all concluded with the Daros Trust, of which Andrew Dale Paul (our Chief-Executive Officer, President and Chairman) is a 20% beneficiary.

      On June 20, 2003, we finalized the acquisition of 100% of the issued and outstanding capital stock of Omaruru. The stockholders of Omaruru received in the aggregate 20,700,000 (post-split) restricted shares of our common stock in exchange for 100% of the issued and outstanding stock of Omaruru. Omaruru holds the Notarial Mineral Lease over the precious metals claims and mineral rights and the mining assets for Omaruru Minerals (Proprietary) Limited, known as the Elandshoogte Mine.

      On October 8, 2003, we finalized the acquisition of 100% of the issued and outstanding capital stock of Desta and Area 9B and Odzi, collectively known as the Sellies Gold Mine. The stockholders of Desta and Area 9B and Odzi received in the aggregate 5,000,000 restricted shares of our common stock in exchange for 100% of the issued and outstanding stock of Desta and Area 9B and Odzi. Desta and Area 9B and Odzi holds the Notarial Mineral Lease over the precious metals claims and mineral rights and the mining assets for the Sellies Gold Mine as follows:

      Desta: Certain permit issued under Section 161 of the Mining Rights Act No 20 of 1967 to retain and treat tailing, slimes, waste rock or other mine residue situated on the farm Witpoortjie No 117 Registration Division I.R. Gauteng region. Permit No 24/78, Licence No 74, Plan R M T No 0180/78;

      Odzi:  The immovable  property  known as Portion 277 (a portion of Portion
263) of the farm Witpoortjie No 117, Registration Division I.R. Gauteng region measuring 9,8544 hectares; and the remaining extent of Witpoortjie 117 I.R. Province of Gauteng, measuring 24,10 hectares and 7,62 hectares in extent.

      Area 9B: Portion 275 (a portion of Portion 263) of the farm Witpoortjie 117, Registration Division I.R. Province of Gauteng measuring 23,8562 hectares General Plan S.G. No A.13266/1995 and held by Certificate of Registered Title T. 90933/96.

      On December 31, 2003, we finalized the acquisition of 100% of the issued and outstanding capital stock of Coinholders and Investpro, known as the Spruitfontein and Marikana Mines, respectively. The stockholders of Coinholders and Investpro received in the aggregate 10,000,000 restricted shares of our common stock in exchange for 100% of the issued and outstanding stock of Coinholders and Investpro. Coinholders and Investpro hold the Notarial Mineral Lease over the precious metals claims and mineral rights and the mining assets for the Spruitfontein and Marikana Mines as follows:

      Real estate consisting of Portions 17 and 18 of the farm Spruitfontein 341, Registration Division J.Q. and The Farm Kafferskraal 342, registration Division J.Q. North West Province, South Africa.

      As of December 31, 2004, we have received loans in a total principal amount of $918,556 from entities which Dale Paul, our Chairman, CEO and President or his family are controlling shareholders. As described in the Notes to our Consolidated Financial Statements, these loans are payable on demand, accrue 4% compound interest per annum and are unsecured. In addition, in May 2004, we entered into a note payable agreement with The Hollandsche Trust (of which our Chief Operating Officer, Keith Hart, is the sole beneficial owner) to lend us up to $625,000. The loan is unsecured, due June 30, 2005, and accrues interest at the rate of 10% per annum. As of the date of this prospectus, the Hollandsche Trust has loaned us US$268,063.

      In January 2005, three of our shareholders settled an outstanding loan in the amount of approximately US$1,435,000 on our behalf. In connection with such settlement, we issued 2,000,000 shares of our common stock to the Hollandsche Trust, 1,000,000 shares to Daros Ltd., and 2,000,000 shares to Blue Dove Trust.

      In March 2005, the Daros Trust (a trust that Andrew Dale Paul, our CEO, President and Chairman is a 20% beneficiary) transferred 500,000 shares of our common stock to Mr. Hart, our COO and Director.

                            DESCRIPTION OF SECURITIES

GENERAL

      We are authorized by our articles of incorporation to issue an aggregate of 300,000,000 shares of common stock, $.0001 par value, and 20,000,000 shares of preferred stock, $.001 par value, the terms and conditions of which are to be determined by our board of directors. Immediately prior to the filing of this registration statement, an aggregate of 55,073,750 shares of our common stock were issued and outstanding. All outstanding shares of common stock are of the same class and have equal rights and attributes.

COMMON STOCK

      We are authorized to issue 300,000,000 shares of common stock, $.0001 par value per share, of which 55,073,750 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

      Subject to any prior rights of holders of preferred stock, holders of our common stock:

      o have the right to receive dividends from funds legally available therefor, if and when declared by our board of directors;
      o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;
      o     do not have preemptive rights; and
      o are entitled to one vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

PREFERRED STOCK

      We may issue up to 20,000,000 shares of our preferred stock from time to time in one or more series, and with such rights, preferences and designations as our board of directors may determinate from time to time. As of the date of this prospectus, we have not issued any shares of preferred stock.

      The board of directors is expressly authorized to issue shares of preferred stock in one or more series, to fix the number of shares in each such series and to fix the designations and the powers and preferences of each such series.

      The board of directors with respect to each such series may determine the following: (a) the number of shares constituting the series and the designation of the series; (b) the dividend rate on the shares of the series, the conditions and dates upon which dividends on such shares shall be payable, the extent, if any, to which dividends on such shares shall be cumulative, and the relative rights of preference, if any, of payment of dividends on such shares; (c) whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption of such shares, which amount may, but need not, vary according to the time and circumstances of such redemption; (d) the amount payable in respect of the shares of the series, in the event of our liquidation, dissolution or winding up, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount; (e) any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by us of the shares of the series; (f) the right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion; (g) the voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law; and (h) any other terms, conditions or provisions with respect to the series not inconsistent with our articles of incorporation. No holder of shares of our preferred stock will, by reason of such holding have any preemptive right to subscribe to any additional issue of any stock of any class or series nor to any security convertible into such stock.

                                 TRANSFER AGENT

      The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek South Drive, Denver, Colorado 80209.

                           SHARES ELIGIBLE FOR RESALE

      Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act of 1933, may generally only be sold in compliance with Rule 144 under the Securities Act of 1933.

      SALE OF RESTRICTED SHARES. Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act of 1933 and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. There are 21,088,750 shares of our common stock that are not restricted by Rule 144 because they are in the public float. Resales of the remainder of our issued and outstanding shares of common stock are restricted under Rule 144. There are 165,553,334 shares of our common stock that are restricted, including shares subject to outstanding warrants to purchase, or notes convertible into, common stock (excluding any conversions of notes to date). Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act of 1933.

      In general, under Rule 144 as currently in effect, a shareholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

                              SELLING STOCKHOLDERS

      We agreed to register for resale shares of common stock issued pursuant to the Equity Line, issuable upon the exercise of warrants issued to the selling stockholders or issuable upon conversion of convertible notes payable to the selling stockholders listed below. The selling stockholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

      The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The calculation of the shares beneficially owned does not take into account the limitation on beneficial ownership of more than 4.99% contained in the terms of the warrants issued to Laurus Master Fund, Ltd. as discussed below. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

      Except as indicated below, none of the selling stockholders has held any position or office with us, nor are any of the selling stockholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

      For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After the Offering" column assumes the sale of all shares offered.

      As explained below under "Plan of Distribution," we have agreed with the selling stockholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

                                         Number of
                                          Shares                       Number of
                                        Beneficially                      Shares
                                        Owned Prior     Number of   Beneficially
                                            to           Shares      Owned After
       Name                             Offering(1)     Offered    the Offering
---------------------------             ----------     ----------  -------------
Laurus Master Fund, Ltd.(2)              5,597,401     50,935,833     56,533,234

Dutchess Private                                 0     75,000,000              0
Equities Fund, II, LP (3)

                                         Number of
                                          Shares                       Number of
                                        Beneficially                      Shares
                                        Owned Prior     Number of   Beneficially
                                            to           Shares      Owned After
       Name                             Offering(1)     Offered    the Offering
---------------------------             ----------     ----------  -------------

Gunn Allen Financial (4)                           0        35,000        35,000

Mayra Jara                                   250,000       250,000       250,000

--------------------

(1) Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders.

(2) On September 23, 2004, we completed a private placement to Laurus Master Fund, Ltd. of a secured convertible term note in the principal amount of $3,000,000, and a warrant to purchase up to 1,000,000 shares of our common stock. On February 23, 2005, we executed Amendment No. 1 to the note, whereby Laurus Master Fund, Ltd. agreed to reduce the fixed conversion price to $.30, provided, however, the shares of our common stock issuable as a result of such amendment (7,352,599 shares) were registered in the subsequent registration statement filed by us on Form SB-2.

      On February 23, 2005, we completed another private placement with Laurus Master Fund, Ltd. of a secured convertible term note in the principal amount of $10,000,000, and a warrant to purchase up to 3,750,000 shares of our common stock. The principal and unpaid interest on the note are convertible into shares of our common stock at a price of $0.30 per share (the "Fixed Conversion Price"), which conversion price is subject to antidilution adjustments. The foregoing note provides for monthly payments of interest at the prime rate (as published in The Wall Street Journal), plus 1%, which is subject to reduction if the market price of our common stock exceeds certain designated thresholds. The note also provides for monthly amortization, commencing on June 1, 2005, of $30,303.03 per month, with the balance payable on the maturity date. In addition, we pledged all of the outstanding capital stock of our wholly-owned subsidiary, Centurion Delaware Gold Holdings, Inc., pursuant to a stock pledge agreement. Further, our subsidiary agreed to unconditionally guarantee to Laurus Master Fund, Ltd., the prompt payment of all our present and future obligations and liabilities of any and all kinds under the Securities Purchase Agreement and all other transaction documents associated therewith.

      Laurus Master Fund, Ltd. has the option to receive shares of our common stock in lieu of debt service payments at the then Fixed Conversion Price. If the market price of our common stock is in excess of $0.30 per share, we may elect to pay the accrued interest and any principal due on such note using shares of our common stock valued for such purpose at the Fixed Conversion Price. If the market price of our common stock is in excess of $0.33 per share, we may also require Laurus Master Fund, Ltd. to convert certain outstanding principal amounts of such note into shares of our common stock at the Fixed
Conversion Price. However, $9,000,000 of such proceeds were placed in a restricted bank account that serves as collateral for the convertible note and will be released to us only upon the conversion of a portion of the principal amount of the convertible note into shares of our common stock. Our ability to require the conversion of such principal into common stock is contingent on several factors, including the registration under the Securities Act of 1933 of the shares of our common stock to be issued upon such conversion, the average trading price of our common stock and the volume of purchases and sales of our common stock in the over-the-counter market. In addition, conversions are limited to a percentage of the volume of our common stock on a monthly basis. We also pledged all of the outstanding capital stock of our wholly-owned subsidiary, Centurion Delaware Gold Holdings, Inc., pursuant to a stock pledge agreement. Further, our subsidiary agreed to unconditionally guarantee the prompt payment of all our present and future obligations and liabilities of any and all kinds under the securities purchase agreement and all other transaction documents associated therewith. As of the date of this prospectus, Laurus Master Fund, Ltd. has converted $75,000 of its $3,000,000 aggregate principal amount September 2004 note into 250,000 shares of our common stock.


      The warrant entitles the holder thereof to purchase, at any time through February 18, 2012, up to 3,750,000 shares of our common stock at a price of $0.34 per share, subject to antidilution adjustments. The terms of the warrant provide that Laurus Master Fund, Ltd. may not exercise the warrant or convert the note if such exercise or conversion would result in Laurus Master Fund, Ltd. beneficially owning more than 4.99% of our outstanding common stock, without first providing us notice at least 75 days prior to such exercise.


      Accordingly, while all shares that are issuable to Laurus Master Fund, Ltd. as payment of principal and interest or upon exercise of the warrants or conversion of the notes are included in the number of shares of common stock being offered in the table, shares which Laurus Master Fund, Ltd. are prevented from acquiring as a result of these provisions are not shown as beneficially owned. Investment decisions pertaining to Laurus Master Fund, Ltd. are made by Laurus Capital Management, LLC, the investment manager. The investment manager is controlled by David Grin and Eugene Grin, the managing members. All voting rights with respect to the fund are retained by Messrs. Grin and Grin.

(3) On February 23, 2005, we entered into the Investment Agreement with Dutchess Private Equities Fund II, LP, whereby we agreed to sell up to $25,000,000 of our common stock to Dutchess Private Equities Fund II, LP, subject to certain draw-down restrictions included therein. For a more complete discussion on the Equity Line draw-down restrictions, see the section entitled, "The Investment Agreement." Michael Novielli and Douglas Leighton, the managing members of Dutchess Capital Management, LLC, act as the general partner to Dutchess Private Equities Fund II, LP.


(4) Gunn Allen Financial, the placement agent in connection with the Equity Line, is located at 5002 West Waters Avenue, Tampa, Florida 33634. The Chief Executive Officer of Gunn Allen Financial is Richard A. Frueh.

                              PLAN OF DISTRIBUTION

      The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     short sales after this registration statement becomes effective;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

      The selling stockholders may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      Certain   selling   stockholders   may  be  deemed  to  be   underwriters.
Broker-dealers engaged by such selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Accordingly, Dutchess Private Equities Fund II, LP and Gunn Allen Financial and any broker-dealers who act in connection with the sale of our common stock will be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any discounts, concessions or commissions received by them and any profit on any resale of the shares by them acting as principals will be deemed to be underwriting discounts, concessions and commissions under the Securities Act of 1933.

      Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.


      The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

      The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule
424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.


      We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

      Each of the selling stockholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

      We engaged Gunn Allen Financial as our placement agent with respect to the securities to be issued under the Equity Line. To our knowledge, Gunn Allen Financial has no affiliation or business relationship with Dutchess Private Equities Fund, LP. They are our exclusive placement agent in connection with the Investment Agreement and we agreed to pay Gunn Allen Financial 35,000 shares of our common stock. The placement agent agreement will terminate upon a termination of the Investment Agreement and remains subject to the terms and conditions contained therein.

      The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

                                  LEGAL MATTERS

      The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, New York, New York.

                                     EXPERTS

      The financial statements of Centurion Gold Holdings, Inc. as of and for the period from April 17, 2003 to March 31, 2004, appearing in this prospectus have been audited by Webb & Company P.A., Certified Public Accountants, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

      (a) Previous Independent Auditors:

      (i) Salberg & Company, PA ("Salberg") was dismissed as our independent auditor on August 6, 2003 based upon our acquisition of 100% of the issued and outstanding capital stock of Omaruru.

      (ii) Our Board of Directors approved the change in accountants.

      (iii) For the period from January 1, 2003 through August 6, 2003, there has been no disagreement between us and Salberg, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Salberg would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

      (iv) For the period from January 1, 2003 through August 6, 2003 (the date the relationship ended with the former accountant), we have not been advised of any matters described in Regulation S-B, Item 304(a)(1)(B).

      (b) New Independent Accountants.

      We engaged Webb & Company P.A., 1501 Corporate Drive, Suite 290, Boynton Beach, Florida, 33426 ("Webb"), as our new independent accountants as of August 6, 2003, Prior to such date, we did not consult with Webb regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Salberg, or (iii) any other matter that was subject of a disagreement between us and our former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We have filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

      For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                          INDEX TO FINANCIAL STATEMENTS

                                    CONTENTS

PAGE     F-2-3     CONDENSED  CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2004
                   (UNAUDITED)

PAGE     F-4       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE
                   MONTHS ENDED  DECEMBER 31, 2004 AND 2003, FOR THE NINE MONTHS
                   ENDED  DECEMBER  31,  2004 AND FOR THE PERIOD  FROM APRIL 17,
                   2003 (INCEPTION) TO DECEMBER 31, 2003 (UNAUDITED)

PAGE     F-5       CONDENSED CONSOLIDATED  STATEMENTS OF CASH FLOWS FOR THE NINE
                   MONTHS ENDED  DECEMBER 31, 2004 AND FOR THE PERIOD FROM APRIL
                   17, 2003 TO DECEMBER 31, 2003 (UNAUDITED)

PAGES    F-6-10    NOTES  TO   CONDENSED   CONSOLIDATED   FINANCIAL   STATEMENTS
                   (UNAUDITED)

PAGE     F-11      INDEPENDENT AUDITORS' REPORT

PAGE     F-12-13   CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2004

PAGE     F-14      CONSOLIDATED  STATEMENTS  OF  OPERATIONS  FOR THE PERIOD FROM
                   APRIL 17, 2003 (INCEPTION) TO MARCH 31, 2004

PAGE     F-15      CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY FOR THE PERIOD
                   FROM APRIL 17, 2003 (INCEPTION) TO MARCH 31, 2004

PAGES    F-16-17   CONSOLIDATED  STATEMENT  OF CASH  FLOWS FOR THE  PERIOD  FROM
                   APRIL 17, 2003 (INCEPTION) TO MARCH 31, 2004

PAGES    F-18-31   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2004
                                   (UNAUDITED)

                                     ASSETS
CURRENT ASSETS
 Cash                                                                $    28,204
 Inventories, net                                                         10,173
 Prepaid expenses                                                            995
                                                                     -----------

   Total Current Assets                                                   39,372
                                                                     -----------

MINING PROPERTY AND EQUIPMENT, NET                                    12,069,733
                                                                     -----------
OTHER ASSETS
 Restricted cash                                                       2,745,500
 Other receivables                                                        62,683
                                                                     -----------
   Total Current Assets                                                2,808,183

TOTAL ASSETS                                                         $14,917,288
                                                                     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

 Accounts payable and accrued expenses                               $ 1,976,165

 Note payable - current                                                   78,008

 Notes and loans payable - related parties                             1,410,337
                                                                     -----------

   Total Current Liabilities                                           3,464,510
                                                                     -----------

LONG-TERM LIABILITIES

 Notes payable                                                         2,178,220
                                                                     -----------

   Total Long-Term Liabilities                                         2,178,220
                                                                     -----------


TOTAL LIABILITIES                                                      5,642,730
                                                                     -----------

STOCKHOLDERS' EQUITY

     See accompanying notes to condensed consolidated financial statements.

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2004
                                   (UNAUDITED)

 Preferred stock, $0.0001 par value, 20,000,000 shares
  authorized, none issued and outstanding                                    --
 Common stock, $0.0001 par value, 300,000,000 shares
  authorized, 49,823,750 shares issued and outstanding                    4,982
 Additional paid-in capital                                          13,441,567
 Accumulated deficit                                                 (4,033,967)
 Accumulated other comprehensive loss                                  (138,024)
                                                                   ------------
   Total Stockholders' Equity                                         9,274,558
                                                                   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $ 14,917,288
                                                                   ============

     See accompanying notes to condensed consolidated financial statements.

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                        For the
                                                                                      Period from
                                       For the         For the        For the          April 17,
                                        Three           Three           Nine             2003
                                        Months          Months          Months        (Inception)
                                        Ended           Ended           Ended             to
                                      December 31,    December 31,    December 31,    December 31,
                                         2004            2003            2004            2003
                                      ------------    ------------    ------------    ------------
REVENUES                              $    655,902    $         --    $  1,796,825    $         --

MINE COSTS AND EXPENSES                    841,248          42,717       1,710,257          68,255
                                      ------------    ------------    ------------    ------------

GROSS PROFIT (LOSS)                       (185,346)        (42,717)         86,568         (68,255)

OPERATING EXPENSES
 Officer compensation                           --          14,214              --          22,322
 Stock compensation                             --              --         357,390              --
 Professional fees                         200,592           3,638         453,604          14,522
 General and administrative expense        236,303           3,182       1,027,394           4,973
                                      ------------    ------------    ------------    ------------
    Total Operating Expenses               436,895          21,034       1,838,388          41,817
                                      ------------    ------------    ------------    ------------

LOSS FROM OPERATIONS                      (622,241)        (63,751)     (1,751,820)       (110,072)

OTHER INCOME (EXPENSE)
 Gain on settlement of accounts
    payable                                 10,115              --         513,122              --
 Interest income                               662              --             899              --
 Other income                                5,851              --          31,099              --
 Interest expense                         (185,529)             --        (289,673)             --
                                      ------------    ------------    ------------    ------------
    Total Other Income (Expense)          (168,901)             --         255,447              --
                                      ------------    ------------    ------------    ------------

LOSS BEFORE PROVISION FOR INCOME
 TAXES                                    (791,142)        (63,751)     (1,496,373)       (110,072)

PROVISION FOR INCOME TAXES                      --              --              --              --

NET LOSS                                  (791,142)        (63,751)     (1,496,373)       (110,072)

OTHER COMPREHENSIVE LOSS
 Foreign currency translation loss        (246,142)            (86)       (138,024)         (1,656)
                                      ------------    ------------    ------------    ------------

COMPREHENSIVE LOSS                    $ (1,037,284)        (63,837)     (1,634,397)       (111,728)
                                      ============    ============    ============    ============

Net loss per share - basic and
 diluted                              $      (0.02)   $         --    $      (0.03)   $         --
                                      ============    ============    ============    ============

Weighted average number of shares
 outstanding - basic and diluted        49,823,750      36,432,663      49,488,623      31,516,934
                                      ============    ============    ============    ============

     See accompanying notes to condensed consolidated financial statements.

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                          For the
                                                                         Period from
                                                                          April 17,
                                                                            2003
                                                        For the Nine    (Inception)
                                                        Months Ended         to
                                                        December 31,    December 31,
                                                            2004            2003
                                                        ------------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                $(1,496,373)   $  (110,072)
 Adjustments to reconcile net loss to net cash used in
  operating activities:
   Gain on forgiveness of accrued expense                    513,122             --
   Depreciation                                              174,058             --
   Stock issued for services                                 357,390             --
   Amortization of note payable discount                     290,038             --
 Changes in operating assets and liabilities:

Accrued officer compensation                                      --         12,861

Accounts receivable                                            2,128             --

Prepaid and other assets                                       1,686         (1,072)
  Inventories                                                 (3,341)            --
  Other receivables                                          (36,828)            --
  Accounts payable and accrued expenses                       52,179         31,934
  Deposits                                                       554           (530)
                                                         -----------    -----------
      Net Cash Used In Operating Activities                 (145,387)       (66,879)
                                                         -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Increase in restricted cash                              (2,745,500)            --
 Purchase of property and equipment                         (117,807)            --
                                                         -----------    -----------
      Net Cash Used In Investing Activities               (2,863,307)            --
                                                         -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from convertible note payable                    2,015,098             --
 Proceeds from loans payable - related party                 125,661        121,734
 Payments on loan payable - related party                         --         (4,714)
 Proceeds from sale of common stock and warrants             979,333          5,964
                                                         -----------    -----------
      Net Cash Provided By Financing Activities            3,120,092        122,984
                                                         -----------    -----------

EFFECT OF EXCHANGE RATE ON CASH                             (110,497)        (1,656)
                                                         -----------    -----------

NET DECREASE IN CASH                                             901         54,449

CASH - BEGINNING OF PERIOD                                    27,303             --
                                                         -----------    -----------

CASH - END OF PERIOD                                     $    28,204    $    54,449
                                                         ===========    ===========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During 2003, the Company issued 20,700,000 shares of common stock for mining equipment totaling $2,158,650.

     See accompanying notes to condensed consolidated financial statements.

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004
                                   (UNAUDITED)

NOTE 1   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

         (A) Basis of Presentation

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

         It is management's opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

         For further information, refer to the financial statements and footnotes included in the Company's Form 10-KSB.

         (B) Significant Accounting Policies

         The Company accounts for its stock-based compensation agreements with the provisions of Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees" and its related interpretations and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS" No. 123, "Accounting for Stock-Based Compensation" for stock-based transactions with non-employees.

NOTE 2   USE OF ESTIMATES

         In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

NOTE 3   NOTES AND LOANS PAYABLE - RELATED PARTIES

         During the period ended December 31, 2004, stockholders loaned the Company an additional $19,132. The total loans of $1,488,345 are payable on demand, 4% interest bearing and unsecured.

         During 2004, the Company entered into a note payable agreement with an

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004
                                   (UNAUDITED)

         officer and shareholder of the Company to lend the Company up to $625,000. The loan covenants require the Company to use the proceeds as working capital at its Primrose mine. The Company received proceeds during the nine months ended December 31, 2004 of $268,063. The loan is due June 30, 2005, 10% interest bearing and unsecured. APB No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants" ("APB 14) requires a portion of the proceeds from the issuance of debt securities with common stock to be allocated to the common stock and notes payable based on fair value. Any resulting discount or premium on the notes payable should be recorded and amortized over the life of the notes. As a result, the Company valued 500,000 shares of common stock at its fair value of $248,931. This amount was recorded as common stock and the resulting discount on the note payable is being amortized using the interest method over the life of the note.

                Note payable - face value               $268,063
                Note payable - discount                  123,722
                                                        --------

                                                        $144,341
                                                        ========

NOTE 4   CONVERTIBLE NOTE PAYABLE

         During September 2004, the Company entered into a convertible note payable for $3,000,000. The note is convertible into shares of the Company's common stock at $0.77 per share. The conversion price exceeded the fair value of the common stock and there was no beneficial conversion associated with the note payable.

         As additional consideration, the Company issued warrants to purchase 1,000,000 shares of the Company's common stock at a purchase price of $0.90 per share. The Company accounted for the warrants and convertible note payable in accordance with APB No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants" ("APB 14). APB 14 requires a portion of the proceeds from the issuance of debt securities with detachable stock warrants to be allocated to the warrants and treated as paid-in capital. Any resulting discount or premium on the notes payable should be recorded and amortized over the life of the notes. The Company used the Black-Scholes model to determine the value of the warrants. Under the Black-Scholes model, the value of the warrants are determined by taking the difference between acquiring the stock outright and the present value of paying the exercise price on the expiration day. As a result, the Company valued the warrants at $555,402. This amount was recorded as paid-in capital and the resulting discount on the notes payable was recorded and is being amortized using the interest method over the life of the notes. The Company also incurred direct offering costs of $254,500 and issued 250,000 shares of common stock. The shares of common stock were recorded at a fair value of $175,000. These amounts were recorded as a discount on notes payable

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004
                                   (UNAUDITED)

         and are being amortized using the interest method over the life of the notes.

            Convertible note payable - face               $3,000,000
            Discount on convertible note payable             898,081
                                                          ----------

                                                          $2,101,919
                                                          ==========

NOTE 5   RELATED PARTY TRANSACTIONS

         See Note 3.

NOTE 6   STOCKHOLDERS' EQUITY

         (A) Common Stock Issuance

         During June 2004, the Company issued 10,000 shares of common stock to employees as bonuses with a fair value of $11,400.

         During 2004, the Company recognized deferred stock compensation expense for stock previously issued to consultants of $345,990.

         During 2004, the Company issued 500,000 shares of common stock for cash of $248,931 (See Note 3).

         During 2004, the Company issued 250,000 shares of common stock for cash of $175,000 (See Note 4).

         (B) Common Stock Warrants

         During 2004, the Company issued 1,000,000 common stock warrants at an exercise price of $0.90 in consideration with a convertible note payable. The warrants expire in 2011. Using the Black-Scholes model, the warrants were valued at $555,402 under the following assumptions; no annual dividend, volatility of 90%, risk-free interest rate of return of 3.5% and a term of five years.

NOTE 7   COMMITMENTS AND CONTINGENCIES

         (A) Litigation

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004
                                   (UNAUDITED)

         As of December 31, 2004, the Company's Glencairn Gold Mine subsidiary is involved in several lawsuits related to the prior operations and management of the Company. The prior management of the Company has provided a loan in the amount of $280,920 at December 31, 2004 to offset any amounts due as a result of these lawsuits. At December 31, 2004, several of these lawsuits have resulted in judgments against the Company and the Company is negotiating with several vendors to establish monthly payment plans. These claims and legal proceedings relate to contractual rights and obligations and employment matters. While there can be no assurance that an adverse determination of any such matters could not have a material adverse impact in any future period, management does not believe, based upon information known to it, that the final resolution of any of these matters will have a material adverse effect upon the Company's consolidated financial position and annual results of operations.

         During September 2004, Company reached a settlement with the South Africa Department of Labor concerning prior workers compensation insurance payments due by the Company's Glencairn Gold Mine subsidiary. The Department agreed to waive all amounts due prior to the Company's acquiring the subsidiary. The total amount of accrued workers compensation forgiven was $503,007.

NOTE 8   SALES CONCENTRATION

         During 2004, 100% of the Company's revenues were derived from two mines located in South Africa. In addition, 100% of the Company's assets are located in South Africa.

NOTE 9   GOING CONCERN

         As reflected in the accompanying condensed consolidated financial statements, the Company has a working capital deficiency of $3,425,138 and has a negative cash flow from operations of $145,387. The ability of the Company to continue as a going concern is dependent on the Company's ability to generate increased revenues and begin raising capital to begin production at its other claims. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

         The Company is substantially increasing the production at the Primrose Mine, which now has a positive cash flow. The excess funds at Primrose will be used to pay down the Company's accounts payable and notes payable. Management believes that the actions presently being taken to raise capital, implement its business plan and generate additional revenues provide the opportunity for the Company to continue as a going concern.

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004
                                   (UNAUDITED)

NOTE 10  SUBSEQUENT EVENTS

         (A) Acquisitions

         During July 2004, the Company signed an agreement to acquire Mine Waste Solutions, (Pty) Limited, an environmental remediation company that uniquely combines mine rehabilitation with re-treatment, for $24.5 million. Mine Waste Solutions is a recognized leader in the field of environmental remediation of degraded mine sites. The agreement expired in August 2004 and the Company has renegotiated the terms of the agreement. The new transaction involves cash payments of $5,500,000 and 16,000,000 Centurion shares with a fair value of $0.75 for total consideration of approximately $17,500,000. Closing of the transaction is contingent on the Company raising the necessary financing. The Company expects to close the transaction during the fourth quarter ending March 31, 2005.

         During October 2004, the Company signed a non-binding Letter of Intent to purchase certain assets and mining rights from a company located in South Africa for 20,000,000 shares of common stock with an estimated fair value of $15,400,000. The closing is subject to due diligence, regulation approval and the signing of a definitive agreement.

         (B) Related Party - Notes Payable

         During January 2005, the Company converted $1,488,345 of stockholder loans payable into 5,000,000 shares of common stock.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
  Centurion Gold Holdings and Subsidiaries

We have audited the accompanying consolidated balance sheet of Centurion Gold Holdings and subsidiaries as of March 31, 2004, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period from April 17, 2003 (inception) to March 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Centurion Gold Holdings and subsidiaries as of March 31, 2004 and the results of its operations and its cash flows for the period from April 17, 2003 (inception) to March 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has a net loss from operations of $2,534,578, has a negative cash flow from operations of $603,640 and a working capital deficiency of $2,607,688. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 12. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WEBB & COMPANY, P.A.

Boynton Beach, Florida
July 2, 2004

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2004

                                     ASSETS
CURRENT ASSETS
 Cash                                                                $    27,303
 Accounts receivable, net                                                  2,128
 Inventories, net                                                          6,832
 Prepaid expenses                                                          2,681
                                                                     -----------

   Total Current Assets                                                   38,944

MINING PROPERTY AND EQUIPMENT, NET                                     4,510,032

OTHER ASSETS

 Intangible mining rights, net                                         7,615,952
 Other receivables                                                        25,855

 Deposits                                                                    554
                                                                     -----------
                                                                       7,642,361
   Total Other Assets
                                                                     -----------


TOTAL ASSETS                                                         $12,191,337
                                                                     ===========

          See accompanying notes to consolidated financial statements.

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2004

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

 Accounts payable                                                  $    376,774

 Accrued expenses                                                     1,110,391

 Loans and notes payable - related parties                            1,159,467
                                                                   ------------

TOTAL CURRENT LIABILITIES                                             2,646,632
                                                                   ------------

STOCKHOLDERS' EQUITY
 Preferred stock, $0.0001 par value, 20,000,000 shares
  authorized, none issued and outstanding                                    --
 Common stock, $0.0001 par value, 100,000,000 shares
  authorized, 49,063,750 shares issued and outstanding                    4,906
 Additional paid-in capital                                          12,450,910
 Accumulated deficit                                                 (2,537,594)
 Accumulated other comprehensive loss                                   (27,527)
                                                                   ------------
                                                                      9,890,695
 Less: deferred consulting services                                    (345,990)
                                                                   ------------
   Total Stockholders' Equity                                         9,544,705
                                                                   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $ 12,191,337
                                                                   ============

          See accompanying notes to consolidated financial statements.

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE PERIOD FROM APRIL 17, 2003 (INCEPTION) TO MARCH 31, 2004

REVENUES                                                           $     74,702

MINE COSTS AND EXPENSES
 Mining expense                                                         199,656
 Project development                                                     61,511
                                                                   ------------
    Total Mine Costs and Expenses                                       261,167
                                                                   ------------

GROSS LOSS                                                             (186,465)

OPERATING EXPENSES
 Stock compensation                                                   1,948,710
 General and administrative expense                                     399,403
                                                                   ------------

    Total Operating Expenses                                          2,348,113
                                                                   ------------

LOSS FROM OPERATIONS                                                 (2,534,578)

OTHER INCOME (EXPENSE)
 Interest income                                                              5
 Other income                                                             3,899
 Interest expense                                                        (6,920)
                                                                   ------------
    Total Other Income (Expense)                                         (3,016)
                                                                   ------------

LOSS BEFORE PROVISION FOR INCOME TAXES                               (2,537,594)

PROVISION FOR INCOME TAXES                                                   --
                                                                   ------------

NET LOSS                                                             (2,537,594)

OTHER COMPREHENSIVE LOSS
 Foreign currency translation loss                                      (27,527)
                                                                   ------------

COMPREHENSIVE LOSS                                                 $ (2,565,121)
                                                                   ============

Net loss per share - basic and diluted                             $      (0.07)
                                                                   ============

Weighted average number of shares outstanding - basic and
 diluted                                                             35,914,768
                                                                   ============

          See accompanying notes to consolidated financial statements.

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
        FOR THE PERIOD FROM APRIL 17, 2003 (INCEPTION) TO MARCH 31, 2004

                                                                                           Accumulated
                                                                 Additional                  Other        Deferred
                          Preferred Stock      Common Stock       Paid-In    Accumulated  Comprehensive  Consulting
                          Shares   Amount    Shares     Amount    Capital      Deficit        Loss        Services       Total
                         -------  -------  -----------  ------  -----------  -----------  -------------  ----------   ----------
Stock issued to
 founders for mining
 equipment               $    --  $    --   20,700,000  $2,070  $ 2,156,580  $        --   $        --   $      --   $ 2,158,650

Stock issued in
 reverse merger for
 net assets                   --       --   11,058,750   1,106        7,964           --            --          --         9,070

Stock issued for
 acquisition to
 related party                --       --    5,000,000     500    2,993,850           --            --          --     2,994,350

Stock issued for
 acquisition to
 related party                --       --   10,000,000   1,000      468,046           --            --          --       469,046

Stock issued for
 acquisition                  --       --    1,500,000     150    4,529,850           --            --          --     4,530,000

Stock issued to
 consultants                  --       --      805,000      80    2,294,620           --            --    (345,990)    1,948,710

Other comprehensive
 loss                         --       --           --      --           --           --       (27,527)         --       (27,527)

Net loss                      --       --           --      --           --   (2,537,594)           --          --    (2,537,594)
                                                                                                                     -----------
Comprehensive loss            --       --           --      --           --           --            --          --    (2,565,121)
                         -------  -------  -----------  ------  -----------  -----------   -----------   ---------   ===========

BALANCE, MARCH 31, 2004  $    --  $    --   49,063,750  $4,906  $12,450,910  $(2,537,594)  $   (27,527)  $(345,990)  $ 9,544,705
                         =======  =======  ===========  ======  ===========  ===========   ===========   =========   ===========

          See accompanying notes to consolidated financial statements.

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM APRIL 17, 2003 (INCEPTION) TO MARCH 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                           $(2,537,594)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation                                                           43,961
  Stock issued for services                                           1,948,710
 Changes in operating assets and liabilities:

Accounts receivable                                                       3,324

Prepaid expenses                                                         (2,681)

Inventories                                                              (1,140)

Other receivable                                                         (2,549)

Deposits                                                                   (554)
  Accounts payable                                                      (38,588)
  Accrued expenses                                                      (16,529)
                                                                    -----------
      Net Cash Used In Operating Activities                            (603,640)
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment                                    (510,067)
                                                                    -----------
      Net Cash Used In Investing Activities                            (510,067)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from loans and notes payable - related party                1,164,181
 Payments on loans payable - related party                               (4,714)
 Proceeds from reverse merger                                             9,070
                                                                    -----------
      Net Cash Provided By Financing Activities                       1,168,537
                                                                    -----------

EFFECT OF EXCHANGE RATE ON CASH                                         (27,527)
                                                                    -----------

NET INCREASE IN CASH                                                     27,303


CASH - BEGINNING OF PERIOD                                                   --
                                                                    -----------

CASH - END OF PERIOD                                                $    27,303
                                                                    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest                                              $       697
                                                                    ===========

Cash paid for income taxes                                          $        --
                                                                    ===========

          See accompanying notes to consolidated financial statements.

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM APRIL 17, 2003 (INCEPTION) TO MARCH 31, 2004

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During 2003, the Company issued 20,700,000 shares of common stock for mining equipment totaling $2,158,650.

During 2003, the Company issued 5,000,000 shares of common stock valued at a historical cost of $2,994,350 to acquire 100% of the Sellies Mine from a related party.

During 2003, the Company issued 10,000,000 shares of common stock valued at a historical cost of $469,046 to acquire 100% of the Coinholders and Investpro mines from a related party.

During 2004, the Company issued 1,500,000 shares of common stock with a fair value of $4,530,000 to acquire 100% of the Glencairn Gold Mine.

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A) Organization and Basis of Presentation

         Centurion Gold Holdings, Inc. f/k/a Golf Product Technologies, Inc. was incorporated in the state on Florida on August 9, 2001. Centurion Gold Holdings, Inc is in the business of acquiring and operating gold and chrome mine properties.

         Centurion Gold (Pty.) Ltd., f/k/a Omaruru Exploration, Ltd. was incorporated under the laws of South Africa on April 17, 2003. On June 20, 2003, Centurion Gold Holdings, Inc. consummated an agreement with Omaruru Exploration Ltd., pursuant to which Omaruru Exploration Ltd. exchanged all of its 100 then issued and outstanding shares of common stock for 20,700,000 (post-split) shares or approximately 65% of the common stock of Centurion Gold Holdings, Inc. As a result of the agreement, the transaction was treated for accounting purposes as a reorganization by the accounting acquirer (Omaruru Exploration Ltd.) and as a recapitalization by the accounting acquiree (Centurion Gold Holdings, Inc.).

         Accordingly, the financial statements include the following:

         (1) The balance sheet consists of the net assets of the acquirer at historical cost and the net assets of the acquiree at historical cost.

         (2) The statements of operations include the operations of the acquirer for the periods presented and the operations of the acquiree from the date of the merger.

         Desta Transport Services (Proprietary) Limited was incorporated under the laws of South Africa on June 6, 2002.

         Area 9B Property (Proprietary) Limited was incorporated under the laws of South Africa on June 6, 2002.

         ODZI Properties (Proprietary) Limited was incorporated under the laws of South Africa on June 6, 2002.

         Desta Transport Services (Proprietary) Limited, Area 9B Property (Proprietary) Limited and ODZI Properties (Proprietary) Limited plan to explore and mine gold ore from the Sellies Gold Mine located in Gauteng, South Africa.

         Coinholders, Ltd. was incorporated under the laws of South Africa on June 16, 1969.

         Investpro Prop II was incorporated under the laws of South Africa on July 12, 2000.

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM APRIL 17, 2003 (INCEPTION) TO MARCH 31, 2004

         (B) Principles of Consolidation

         The 2004 financial statements include the accounts of Centurion Gold Holdings, Inc. and its wholly owned subsidiaries Centurion Gold (Pty.) Ltd., Desta Transport Services, Ltd., Area 9B Property, Ltd. Odzi Properties, Ltd., Coinholders, Ltd., Investpro Prop II and Glencairn Gold Mine, Ltd. (from February 2, 2004, date of acquisition) All intercompany accounts have been eliminated in the consolidation.

         Centurion Gold Holdings, Inc. and its wholly owned subsidiaries are hereafter referred to as the "Company".

         (C) Use of Estimates

         In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

         (D) Cash and Cash Equivalents

         For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

         (E) Inventories

         Gold bullion, ore and in-process inventories and materials and supplies are stated at the lower of average cost or net realizable value.

         (F) Mining Property and Equipment

         Mining property, equipment and plant facilities are depreciated using straight-line methods principally over estimated useful lives of 5 to 10 years. Repairs and maintenance are charged to expense as incurred.

         (G) Asset Retirement Obligation

         The Company estimates future asset retirement obligation costs mainly on the basis of legal and regulatory requirements. Statement of Financial Accounting Standards ("SFAS") No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. SFAS No. 143 requires the Company to record a liability for the present value of an estimated environmental remediation costs and the related asset created with it. The related asset is then amortized on a units-of-production basis and accretion expense relating to the liability is recognized using the

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM APRIL 17, 2003 (INCEPTION) TO MARCH 31, 2004

         Company's credit-adjusted risk-free interest rate. At various times the Company reviews the adequacy of its asset retirement obligations based on current estimates of future costs and sets aside adequate cash reserves to fund those costs. In the event that actual costs differ from those estimated, the Company's results of operations, liquidity and financial position will be affected.

         (H) Property Evaluation

         Recoverability of investments in mining properties is evaluated periodically. Estimated future net cash flows from each property are calculated using estimates of proven and probable ore reserves, estimated future metal prices (considering historical and current prices, price trends and related factors) and operating capital and reclamation costs on an undiscounted basis. Impairment is measured based on discounted future net cash flows.

         (I) Reclamation and Mine Closure Costs

         The Company is subject to foreign environmental laws and regulations. The Company has put in place ongoing pollution control and monitoring programs at its mine sites. Estimated future reclamation and mine closure costs are based principally on legal and regulatory requirements. Through March 31, 2004, such costs were accrued and charged over the expected operating lives of the Company's mines on an estimated useful life method. Ongoing reclamation activities are expensed in the period incurred.

         (J) Business Segments

         The Company's operations are classified into two reportable segments, Primrose and Other.

         (K) Intangible Assets

         Pursuant to SFAS No. 141 and SFAS No. 142, mineral interests associated with other than owned properties are classified as intangible assets. As of March 31, 2004, the Company had capitalized $7,615,952 related to the mineral rights. The mineral rights will be amortized using the units-of-production method when production at each project commences.

         (L) Loss Per Share

         Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of March 31, 2004, there were no common share equivalents outstanding.

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM APRIL 17, 2003 (INCEPTION) TO MARCH 31, 2004

         (M) Fair Value of Financial Instruments

         The carrying amounts of the Company's financial instruments including accounts receivable accounts, payable, loans and notes payable approximate fair value due to the relatively short period to maturity for this instrument.

         (N) Foreign Currency Translation

         The functional currency of the Company is the South African Rand. The financial statements of the Company are translated to United States dollars using year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations ands stockholders' equity as other comprehensive income (loss).

         (O) Concentrations of Risk

         During 2004, 100% of the Company's revenues were derived from one mine located in South Africa. In addition, 100% of the Company's assets are located in South Africa.

         (P) Income Taxes

         The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company's main operations are in South Africa and no tax benefit is expected from the tax credits in the future.

NOTE 2   INVENTORIES

         The components of inventory at March 31, 2004 are:

          Gold bullion                         $6,832
                                               ======

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM APRIL 17, 2003 (INCEPTION) TO MARCH 31, 2004

NOTE 3   PROPERTY AND EQUIPMENT

         The components of property and equipment at March 31, 2004 are shown below:

         Land                                                $   66,177
         Plant and equipment                                  4,487,816
                                                             ----------
                                                              4,553,993
         Less: accumulated depreciation                          43,961
                                                             ----------

                                                             $4,510,032
                                                             ==========

         Depreciation expense for the period from April 17, 2003 (inception) to March 31, 2004 was $43,961.

NOTE 4   ACQUISITION OF MINING COMPANIES

         On October 8, 2003, Centurion Gold Holdings, Inc. acquired 100% of the outstanding stock in three mining companies controlled by a stockholder of Centurion Gold Holdings, Inc. The companies control the operations of the Sellies Gold Mine located in Gauteng, South Africa. The Company has accounted for the transaction as a combination of entities under common control and accordingly, recorded the acquisition at historical cost (See Notes 6 and 8(C)).

         The Company has allocated the purchase price to the assets acquired and liabilities assumed based on the historical cost as follows:

         --------------------------------------------------------------
         Land                                                $   35,917
         --------------------------------------------------------------
         Mining rights                                        2,958,269
         --------------------------------------------------------------
         Other assets                                               164
         --------------------------------------------------------------

         --------------------------------------------------------------
             Total purchase price                            $2,994,350
         --------------------------------------------------------------

         On December 31, 2003, Centurion Gold Holdings, Inc. acquired 100% of the outstanding stock in two mining companies controlled by a

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM APRIL 17, 2003 (INCEPTION) TO MARCH 31, 2004

         stockholder of Centurion Gold Holdings, Inc. The companies control the operations of the Spruitfontein and Marikana mines located in Rustenburg, South Africa. The Company has accounted for the transaction as a combination of entities under common control and accordingly, recorded the acquisition at historical cost (See Notes 6 and 8(C)).

         The Company has allocated the purchase price to the assets acquired and liabilities assumed based on the historical cost as follows:

         --------------------------------------------------------------
         Land                                                  $ 30,260
         --------------------------------------------------------------
         Mining rights                                          438,770
         --------------------------------------------------------------
         Other assets                                                16
         --------------------------------------------------------------

         --------------------------------------------------------------
             Total purchase price                              $469,046
         --------------------------------------------------------------

         On February 2, 2004, the Company acquired 100% of the shares of JC Goldmine through a share purchase agreement. JC Goldmine is located in Primrose, South Africa. The acquisition has been accounted for using the purchase method of accounting, and the operating results of JC Goldmine have been included in the Company's consolidated financial statements from the date of acquisition.

         The total purchase price of the acquisition was $5,030,000. The purchase price consisted of cash of $500,000 and 1,500,000 restricted shares issued to the stockholder with a fair value of $4,530,000 (See Notes 6 and 8(C)).

         The Company has allocated the purchase price to the assets acquired and liabilities assumed based on the estimated fair values as follows:

         --------------------------------------------------------------
         Current assets                                      $   34,450
         --------------------------------------------------------------
         Property, plant and equipment                        2,318,919
         --------------------------------------------------------------
         Mining rights                                        4,218,913
         --------------------------------------------------------------
         Current liabilities                                  1,542,282
         --------------------------------------------------------------

         --------------------------------------------------------------
             Total purchase price                            $5,030,000
         --------------------------------------------------------------

         The results of operations of JC Goldmine have been included in the Company's consolidated statement of operations since the completion of the acquisition on February 2, 2004. The following unaudited pro forma information presents a summary of the results of operations of the Company assuming the acquisition of JC Goldmine occurred at the beginning of the period presented:

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM APRIL 17, 2003 (INCEPTION) TO MARCH 31, 2004

         -------------------------------------------------------------
                                                            For the
                                                          Period Ended
                                                         March 31,2004
                                                          (Unaudited)
         -------------------------------------------------------------
         Net revenues                                      $ 1,480,080
         -------------------------------------------------------------
         Net loss                                          $(3,242,577)
         -------------------------------------------------------------
         Basic and diluted net loss per share              $     (0.09)
         -------------------------------------------------------------

NOTE 5   LOANS AND NOTES PAYABLE - RELATED PARTIES

         Loans and notes payable - related parties during the period ended March 31, 2004 are summarized as follows:

         --------------------------------------------------------------------
         Note  payable  to  stockholder  trust,  payable on        $   70,935
          demand, 4% compound interest per annum, unsecured
         --------------------------------------------------------------------

         --------------------------------------------------------------------
         Note  payable  to  stockholder  trust,  payable on
          demand, 4% compound interest per annum, unsecured            40,749
         --------------------------------------------------------------------
         Note  payable  to  stockholder  trust,  payable on
          demand, 4% compound interest per annum, unsecured           166,863
         --------------------------------------------------------------------

         --------------------------------------------------------------------
         Note  payable  to  stockholder  trust,  payable on
          demand, 4% compound interest per annum, unsecured           600,000
         --------------------------------------------------------------------

         --------------------------------------------------------------------
         Stockholder loan, payable on demand,  non-interest
         bearing, unsecured (See Note 7(B))                           280,920
         --------------------------------------------------------------------
                                                                    1,159,467
         --------------------------------------------------------------------
         Less: current portion                                      1,159,467
         --------------------------------------------------------------------

         --------------------------------------------------------------------
         Notes  payable - related  parties,  net of current        $       --
            portion
         --------------------------------------------------------------------

NOTE 6   RELATED PARTY TRANSACTIONS

         See Notes 4, 5 and 8.

NOTE 7   COMMITMENTS AND CONTINGENCIES

         (A) Environmental

         The Company's mining operations and exploration activities are subject to various foreign laws and regulations governing protection of the environment. These laws are continually changing and, as a general matter, are becoming more restrictive. The Company's policy is to conduct its business in a manner that safeguards public health and mitigates the environmental effects of its mining operations. To comply with these laws and regulations, the Company has made and in the future may be required to make capital and operating expenditures. The Company does not anticipate incurring any material unforeseen capital or operating expenditures for environmental compliance during 2004.

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM APRIL 17, 2003 (INCEPTION) TO MARCH 31, 2004

         (B) Lawsuits

         As of March 31, 2004, the Company's Glencairn Gold Mine subsidiary is involved in several lawsuits related to the prior operations and management of the Company. The prior management of the Company has provided a loan in the amount of $280,920 at March 31, 2004 to offset any amounts due as a result of these lawsuits. At March 31, 2004, several of these lawsuits have resulted in judgments against the Company and the Company is negotiating with several vendors to establish monthly payment plans. These claims and legal proceedings relate to contractual rights and obligations and employment matters. While there can be no assurance that an adverse determination of any such matters could not have a material adverse impact in any future period, management does not believe, based upon information known to it, that the final resolution of any of these matters will have a material adverse effect upon the Company's consolidated financial position and annual results of operations.

         (C) Operating Lease

         The Company leases its facility under a non-cancelable lease agreement expiring in September 2004. Rent expense for the period ended March 31, 2004 was $3,016.

         Future minimum annual lease payments required under the operating lease are approximately $1,500 for the year ending March 31, 2005.

         (D) Consulting Agreements

         During December 2004, the Company entered into an agreement with a consultant to provide services for a period of six months. The agreement calls for a cash payment of $45,000 and 225,000 shares of common stock. The agreement expires in June 2004 (See Note 8(D)).

         During March 2004, the Company entered into an investment banking agreement with a consultant. The agreement is for a period of twelve months with the right to cancel the agreement after three months. The agreement calls for an initial fee of $25,000 for the first three months and monthly fees of $10,000 thereafter. In addition, the consultant is entitled to normal placement fees of 1% for bank financing, 10% for public debt financing and 5% for private debt financing and stock options on 4% of the Company's shares outstanding and exercisable at 110% of the market price on the day of completion of the first financing obtained by the consultant (See Note 8(D)).

NOTE 8   STOCKHOLDERS' EQUITY

         (A) Common Stock Issued for Mining Equipment

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM APRIL 17, 2003 (INCEPTION) TO MARCH 31, 2004

         On June 20, 2003, the Company issued 20,700,000 shares of common stock for mining equipment with a historical cost totaling $2,158,650 to founders.

         (B) Common Stock Issued in Reverse Merger

         On June 20, 2003, the Company issued 11,058,750 shares of common stock for the assets and liabilities of Centurion Gold Holdings, Inc. consisting of cash of $10,610 and liabilities of $1,540 (See Note 2).

         (C) Common Stock Issued for Acquisitions

         On October 8, 2003, the Company issued 5,000,000 shares of common stock to related parties for 100% of the outstanding shares of three entities that control the ("Sellies Mine") consisting of land and mining rights with a historical cost of $2,994,350 (See Notes 5 and 7).

         On December 31, 2003, the Company issued 10,000,000 shares of common stock to related parties for 100% of the outstanding shares of two entities that control two mines consisting of land and mining rights with a historical cost of $469,046 (See Notes 5 and 7).

         On February 2, 2004, the Company issued 1,500,000 shares of common stock for 100% of the outstanding shares of Glencairn Gold Mine with a fair value of $4,530,000 (See Note 5).

         (D) Common Stock Issued for Services

         During 2004, the Company issued 10,000 shares of common stock to a consultant for financial services having a fair value of $28,500. The value of the services is being recognized over the contract term of three months. As of March 31, 2004, the Company has recorded $25,365 as the value of deferred consulting services.

         During 2004, the Company issued 500,000 shares of common stock to a related party for management services having a fair value of $1,425,000.

         During 2004, the Company issued 70,000 shares of common stock to a consultant for investment services related to the JC Goldmine acquisition having a fair value of $199,950.

         During 2004, the Company issued 225,000 shares of common stock to a consultant for investment advisory services having a fair value of $641,250. The value of the services is being recognized over the contract term of six months. As of March 31, 2004, the Company has recorded $320,625 as the value of deferred consulting services.

         (F) Common Stock Split

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM APRIL 17, 2003 (INCEPTION) TO MARCH 31, 2004

         On July 18, 2003, the Company declared a 3 for 1 common stock split to be effected in the form of a dividend payable to stockholders of record on July 29, 2003. Per share and weighted average share amounts have been retroactively restated in the accompanying consolidated financial statements and related notes to reflect this split.

NOTE 9   MINING AGREEMENTS

         (A) Omaruru Mine

         On May 15, 2003, the Company entered into a mineral lease agreement.

         The agreement gives the Company the right to mine and remove minerals from the agreed upon mines located in South Africa. The Company will pay a royalty equal to 5% of the gross selling price of all minerals mined and removed from the property. The agreement terminates upon ninety days notice by the Company or upon suspension of mining operations by the Company for a period of more than six months. The agreement also calls for the appointment of a mutually agreed upon third party to do the actual exploration of the minerals.

         During September 2003, the Company entered into a management agreement with a third party to provide management services for the Omaruru mine in exchange for 70% plus value added tax on all gold processed by the third party from the Omaruru mine.

         (B) Coinholder and Investpro Property

         During February 2004, the Company entered into a royalty agreement with a third party to mine the Coinholder and Investpro mine for a period of twelve months in exchange for royalty payments of approximately $2.50 per ton plus value added tax on all chrome processed by the third party from the Company's CoinHolder and Investpro properties. In addition, the third party has an option to acquire the property after a period of twelve months. As of the date of this report, the option price has not been finalized.

         (C) Sellies Property

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM APRIL 17, 2003 (INCEPTION) TO MARCH 31, 2004

         During February 2004, the Company entered into a royalty agreement with a third party to mine the Sellies Mine in exchange for a royalty of 30% of the gross revenue.

NOTE 10  INCOME TAXES

         Income tax expense (benefit) for the period ended March 31, 2004 is summarized as follows:

         Current:
           Federal                                                   $       --
           State                                                             --
           Deferred - Federal and State                                      --
                                                                     ----------

         Income tax expense (benefit)                                $       --
                                                                     ==========

         The Company's tax expense differs from the "expected" tax expense for the period ended March 31, 2004 as follows:

         U.S. Federal income tax expense (benefit)                   $ (862,782)
         Effect on net operating loss carryforward                      862,782
                                                                     ----------

                                                                     $       --
                                                                     ==========

         The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at March 31, 2004 are as follows:

         Deferred tax assets:
         Net operating loss carryforward                              $ 862,782
                                                                      ---------
           Total gross deferred tax assets                              862,782
         Less valuation allowance                                      (862,782)
                                                                      ---------

           Net deferred tax assets                                    $      --
                                                                      =========

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM APRIL 17, 2003 (INCEPTION) TO MARCH 31, 2004

         At March 31, 2004, the Company had a net operating loss carryforward of approximately $2,537,000 for U.S. Federal income tax purposes available to offset future taxable income expiring through 2028. The net change in the valuation allowance during the period ended March 31, 2004 was an increase of $862,782.

         On June 20, 2003, the Company underwent a change in ownership, (as defined by Internal Revenue Code Section 382). This change limits the Company's ability to utilize its net operating loss carryforwards ("NOL's").

NOTE 11  SEGMENT INFORMATION

         The Company operates in two reportable business segments, Primrose and Other. The Company operates the Primrose segment through its wholly owned subsidiary Glencairn Gold Mine, Ltd. Centurion Gold (Pty.) Ltd., Desta Transport Services, Ltd., Area 9B Property, Ltd. Odzi Properties, Ltd., Coinholders, Ltd., and Investpro Prop II do not meet the quantitative thresholds for a separate reportable segment and are therefore included in the Other segment category. The accounting policies of the segments are the same as described in the summary of significant accounting policies. The Company evaluates segment performance based on cash flow from operations. All intercompany transactions between segments have been eliminated. As a result, the components of operating loss for one segment may not be comparable to another segment. The following is a summary of the Company's segment information for the period ended March 31:

                                       Primrose         Other           Total
                                      ---------       ---------       ---------
         2004

         Revenues                  $     74,702    $         --    $     74,702

         Segment loss                  (392,722)     (2,141,856)     (2,534,578)

         Total assets                 6,545,136       5,646,201      12,191,337

         Additions to long-lived
           assets                     2,318,913       2,235,080       4,553,993

         Intangible mining rights     4,218,913       3,397,039       7,615,952

         Depreciation and
           amortization                  43,961              --          43,961

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM APRIL 17, 2003 (INCEPTION) TO MARCH 31, 2004

NOTE 12  GOING CONCERN

         As reflected in the accompanying financial statements, the Company has a net loss from operations of $2,534,578, has a negative cash flow from operations of $603,640, and a working capital deficiency of $2,607,688. These factors raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

         The Company has reduced operating costs and received a commitment for working capital of $625,000 from stockholders. The Company is also continuing to increase the monthly production of gold mined.

         Management believes that the actions presently being taken to raise additional capital, reduce costs and generate revenues provide the opportunity for the Company to continue as a going concern.

NOTE 13  SUBSEQUENT EVENTS

         (A) Employment Agreements

         On April 1, 2004, the Company entered into an employment contract with its Acting Chief Technical Officer to provide salary and other fringe benefits indefinitely. Minimum salary payments under the contract currently amounted to approximately $125,000 per year. The contract is cancelable by either party with three months written notice.

         On April 1, 2004, the Company entered into an employment contract with its Acting Chief Operations Officer to provide salary and other fringe benefits indefinitely. Minimum salary payments under the contract currently amounted to approximately $200,000 per year. The contract is cancelable by either party with three months written notice.

         On April 1, 2004, the Company entered into an employment contract with its Acting Chief Executive Officer to provide salary and other fringe benefits indefinitely. Minimum salary payments under the contract

                 CENTURION GOLD HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM APRIL 17, 2003 (INCEPTION) TO MARCH 31, 2004

         currently amounted to approximately $200,000 per year. The contract is cancelable by either party with three months written notice.

         (B) Stock Issued for Services

         During June 2004, the Company issued 10,000 shares to two employees for services related to the Primrose mine.

         (C) Notes Payable - Related Party

         During June 2004, the Company received a commitment from a stockholder and officer to loan up to $625,000 in the form of a note payable with an interest rate of 10%, due on June 30, 2005 and unsecured.

         (D) Loans Payable - Related Party

         During June 2004, the Company received loans payable of $64,268 from a stockholder and officer at an interest rate of 4%, due on demand and unsecured.

         (E) Letter of Intent

         During June 2004, the Company entered into a letter of intent to purchase an operating gold mine in South Africa for approximately $16,000,000. The closing is dependant on the Company completing its due diligence and obtaining funding. The letter of intent stipulates that the closing must occur prior to July 29, 2004 unless extended by both parties.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. EXCEPT WHERE OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS AS OF THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE PROSPECTUS DATE HEREOF.

UNTIL [_______] 2005 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOR PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                TABLE OF CONTENTS


                                                                            Page
PROSPECTUS SUMMARY.............................................................1
      CENTURION GOLD HOLDINGS, INC.............................................1        CENTURION GOLD HOLDINGS, INC.
      THE OFFERING.............................................................2
      THE INVESTMENT AGREEEMENT................................................3
SUMMARY FINANCIAL INFORMATION..................................................5             126,220,933 SHARES
RISK FACTORS...................................................................6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................14
USE OF PROCEEDS...............................................................15
MARKET FOR OUR SHARES.........................................................15
HOLDERS.......................................................................16
DIVIDEND POLICY...............................................................16
DILUTION......................................................................17                  PROSPECTUS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
   FINANCIAL CONDITION AND RESULTS OF OPERATIONS..............................19
BUSINESS......................................................................23
LEGAL PROCEEDINGS.............................................................30             [_____________], 2005
MANAGEMENT....................................................................31
EXECUTIVE COMPENSATION........................................................36
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................40
DESCRIPTION OF SECURITIES.....................................................42
SHARES ELIGIBLE FOR RESALE....................................................43
SELLING STOCKHOLDERS..........................................................44
PLAN OF DISTRIBUTION..........................................................47
LEGAL MATTERS.................................................................48
EXPERTS.......................................................................48
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
   ON ACCOUNTING AND FINANCIAL DISCLOSURE.....................................49
WHERE YOU CAN FIND ADDITIONAL  INFORMATION....................................49
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS...................................F-1

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Centurion Gold Holdings, Inc.

      Section  607.0850(1) of the Florida  Business  Corporation Act, as amended
(the "Florida Act"), provides that, in general, a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

      In the case of proceedings by or in the right of the corporation, Section 607.0850(2) of the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claims as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

      Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation is successful on the merits or in the defense of any proceeding referred to in subsections (1) or (2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he will be indemnified against expenses actually and reasonably incurred by him in connection therewith; that the corporation may advance such expenses; that indemnification provided for by Section 607.0850 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

      Section 607.0850 of the Florida Act further provides that, in general, indemnification or advancement of expenses will not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in favor or in a proceeding by or in the right of a shareholder.

      Our Articles of Incorporation and Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

Centurion Delaware Gold Holdings, Inc.

      Subsection (a) of Section 145 of the General Corporation Law of Delaware (the "DGCL"), empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

      Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      The certificate of incorporation of Centurion Delaware Gold Holdings, Inc. ("Centurion Delaware") provides that no director, or person serving on a committee of the Board of Directors, will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

      o for any breach of that director's duty of loyalty to us or our stockholders;

      o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      o     under Section 174 of the DGCL; or

      o for any transaction from which the director derived an improper personal benefit.

      The bylaws of Centurion Delaware provide that we must indemnify our directors or officers against any liability incurred in connection with any proceeding in which they may be involved as a party or otherwise, by reason of the fact that he or she is or was a director or officer, or is or was serving at our request as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity or enterprise, except:

      o to the extent that such indemnification against a particular liability is expressly prohibited by applicable law;

      o for a breach of such person's duty of loyalty to us or our stockholders;

      o     for acts or omission not in good faith;

      o     for intentional misconduct or a knowing violation of law; or

      o for any transaction resulting in receipt by such person of an improper personal benefit.

      Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the Common Stock being registered.

SEC registration fee                                                  $ 4,762.81
Legal fees and expenses                                                25,000.00
Accountants' fees and expenses                                          7,500.00
Printing expenses                                                       5,000.00
                                                                      ==========
   Total                                                              $42,262.81
                                                                      ==========

--------------------
      All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by us.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      The following is a list of our securities that have been sold or issued by us during the past three years. Each of these securities was sold without registration under the Securities Act of 1933, in reliance on Regulation D of the Securities Act of 1933. There were no underwriting discounts or commissions paid in connection with the sale of these securities, except as noted.

      In June 2003, we consummated an agreement with Omaruru Exploration Ltd., pursuant to which issued 20,700,000 shares of our common stock in exchange for all of Omaruru Exploration Ltd.'s 100 then issued and outstanding shares of common stock.

      In June 2003, we issued 20,700,000 shares of common stock for mining equipment with a cost totaling $2,158,650 to our founders. In connection with a reverse merger, we issued 11,058,750 shares of our common stock for our assets and liabilities, consisting of cash of $10,610 and liabilities of $1,540.

      In October 2003, we issued 5,000,000 shares of our common stock to related parties for 100% of the outstanding shares of three entities that control the Sellies Gold Mine, consisting of land and mining rights with a historical cost of $2,994,350.

      In December 2003, we entered into an agreement with a consultant to provide services for a period of six months. The agreement calls for a cash payment of $45,000 and 225,000 shares of our common stock having a fair value of $641,250. This agreement expires in June 2004.

      In December 2003, we issued 10,000,000 shares of our common stock to related parties for 100% of the outstanding shares of common stock of two entities that control two mines consisting of land and mining rights with a historical cost of $469,046.

      In February 2004, we acquired 100% of the shares of JC Goldmine through a share purchase agreement. JC Goldmine is located in Primrose, South Africa. The total purchase price of the acquisition was $5,030,000. The purchase price consisted of $500,000 and 1,500,000 restricted shares issued to the stockholder with a fair value of $4,530,000.

      In February 2004, we issued 1,500,000 shares of our common stock for 100% of the outstanding shares of Glencairn Gold Mine with a fair value of $4,530,000.

      In March 2004, we entered into an investment banking agreement with a consultant. The term of the agreement is twelve months with the right to cancel the agreement after three months. The agreement calls for an initial fee of $25,000 for the first three months and monthly fees of $10,000 thereafter. In addition, the consultant is entitled to normal placement fees of one percent for bank financing, 10% for public debt financing and five percent for private debt financing and stock options on four percent of our shares outstanding and exercisable at 110% of the market price on the day of completion of the first financing obtained by the consultant. We issued 10,000 shares of our common stock to the consultant having a fair value of $28,500.

      In March 2004, we issued 70,000 shares of our common stock to a consultant for investment services related to the JC Goldmine acquisition having a fair value of $199,950.

      In March 2004, we issued 500,000 shares of common stock to a related party for management services having a fair value of $1,425,000.

      In June 2004, we issued 10,000 shares of our common stock to two employees for services related to the Primrose Gold Mine.

      In September 2004, we issued a secured convertible term note in the principal amount of US$3,000,000 to Laurus Master Fund, Ltd ("September 2004 Term Note"). This note is convertible into shares of our common stock at a fixed conversion price of $.77 per share (which represents a price equal to 103% of the 10 day average closing price of the common stock prior to closing). In connection with the offering, we also issued to Laurus Master Fund, Ltd. an aggregate of 1,000,000 warrants to purchase common stock at a price of $.90 per share. The proceeds of the note and warrant will be used to fund acquisitions and for working capital. However, all of the proceeds from the note were placed in a restricted bank account that serves as collateral for the convertible note and will be released to us only upon the conversion of a portion of the principal amount of the convertible note into shares of our common stock. Our ability to require the conversion of such principal into common stock is contingent on several factors, including the registration under the Securities Act of 1933, of the shares of our common stock to be issued upon such conversion, the average trading price of our common stock and the volume of purchases and sales of our common stock in the over-the-counter market. In addition, conversions are limited to a percentage of the volume of our common stock on a monthly basis. In February 2005, we executed Amendment No. 1 to the note, whereby Laurus Master Fund, Ltd. agreed to reduce the fixed conversion price to $.30, provided, however, the shares of our common stock issuable as a result of such amendment (7,352,599 shares) were registered in the subsequent registration statement filed by us on Form SB-2.

      In January 2005, three of our shareholders settled an outstanding loan in the amount of US$1,435,000 on our behalf. In connection with such settlement, we issued 2,000,000 shares of our common stock to the Hollandsche Trust, 1,000,000 shares to Daros Ltd., and 2,000,000 shares to Blue Dove Trust.

      In February 2005, we entered into the Investment Agreement with Dutchess Private Equities Fund II, LP, whereby we agreed to sell up to $25,000,000 of our common stock to Dutchess Private Equities Fund II, LP, subject to certain draw-down restrictions contained therein.

      We also completed another private placement with Laurus Master Fund, Ltd., whereby we issued a secured convertible term note in the principal amount of $10,000,000, and a warrant to purchase up to 3,750,000 shares of our common stock. The proceeds of the note and warrant will be used to fund acquisitions and for working capital. However, $9,000,000 of the proceeds from the note were placed in a restricted bank account that serves as collateral for the convertible note and will be released to us only upon the conversion of a portion of the principal amount of the convertible note into shares of our common stock. Our ability to require the conversion of such principal into common stock is contingent on several factors, including the registration under the Securities Act of 1933, of the shares of our common stock to be issued upon such conversion, the average trading price of our common stock and the volume of purchases and sales of our common stock in the over-the-counter market. In addition, conversions are limited to a percentage of the volume of our common stock on a monthly basis. We also pledged all of the outstanding capital stock of our wholly-owned subsidiary, Centurion Delaware Gold Holdings, Inc., pursuant to a stock pledge agreement. Further, our subsidiary agreed to unconditionally guarantee to Laurus Master Fund, Ltd., the prompt payment of all our present and future obligations and liabilities of any and all kinds under the securities purchase agreement and all other transaction documents associated therewith.


      On March 4, 2005, pursuant to the September 2004 Term Note, Laurus Master Fund, Ltd. converted $75,000 of its $3,000,000 aggregate principal amount September 24 note into 250,000 shares of our common stock.


      All securities described above were issued in reliance upon the exemption set forth of Section 4(2) of the Securities Act of 1933.

ITEM 27. EXHIBITS

(a) Exhibits

Exhibit No.    Document
-----------    --------

3.1            Articles of Incorporation (incorporated by reference to Exhibit
               3.1 filed with Registrant's Registration Statement on Form SB-2, and amendments thereto, filed on January 23, 2002 ("2002 Form SB-2").

3.2 Bylaws of Registrant (incorporated by reference to Exhibit 3.2 filed with Registrant's 2002 Form SB-2).

3.3 Specimen certificate of the common stock of Registrant (incorporated by reference to Exhibit 3.3 filed with Registrant's 2002 Form SB-2).

3.4            Amended Articles of Incorporation (incorporated by reference to
               Exhibit 3.4 filed with Registrant's Registration Statement on Form SB-2 (Registration No. 333-120200), and amendments thereto, filed on December 21, 2004 ("2004 Form SB-2").


3.5 Certificate of Incorporation of Centurion Delaware Gold Holdings, Inc. (incorporated by reference to Exhibit 3.5 filed with Registrant's Registration Statement on Form SB-2 (Registration No. 333-123481) filed on March 22, 2005 ("2005 Form SB-2")).

3.6 Bylaws of Centurion Delaware Gold Holdings, Inc. (incorporated by reference to Exhibit 3.6 filed with Registrant's 2005 Form SB-2).


4.1 Secured Convertible Term Note, dated as of September 23, 2004, made by Registrant in favor of Laurus Master Fund, Ltd. ("Laurus") (incorporated by reference to Exhibit 99.2 filed with Registrant's Form 8-K on September 29, 2004 ("September 2004 Form 8-K")).

4.2 Subordination Agreement by and between the Hollandsche Trust and Laurus, dated September 23, 2004, and acknowledged and agreed to by Registrant (incorporated by reference to Exhibit 99.4 filed with Registrant's September 2004 Form 8-K).

4.3 Master Security Agreement by and between Registrant and Laurus, dated September 23, 2004 (incorporated by reference to Exhibit
               99.5 filed with Registrant's September 2004 Form 8-K).

4.4 Restricted Account Agreement by and among North Fork Bank, Registrant and Laurus (incorporated by reference to Exhibit 99.6 filed with Registrant's September 2004 Form 8-K).

4.5 Secured Convertible Term Note, effective as of February 23, 2005, made by Registrant in favor of Laurus (incorporated by reference to Exhibit 99.1 filed with Registrant's Form 8-K on February 28, 2005 ("February 2005 Form 8-K")).

4.6 Subordination Agreement by and between the Hollandsche Trust and Laurus, effective as of February 23, 2005, and acknowledged and agreed to by Registrant.

4.7 Master Security Agreement by and between Registrant and Laurus, effective February 23, 2005 (incorporated by reference to Exhibit
               99.3 filed with Registrant's February 2005 Form 8-K).

4.8 Restricted Account Agreement by and among North Fork Bank, Registrant and Laurus (incorporated by reference to Exhibit 99.7 filed with Registrant's February 2005 Form 8-K).

4.9 Stock Pledge Agreement by and between the Registrant and Laurus (incorporated by reference to Exhibit 99.4 filed with Registrant's February 2005 Form 8-K).

4.10 Guaranty by Centurion Delaware Gold Holdings, Inc., effective February 23, 2005 (incorporated by reference to Exhibit 99.5 filed with Registrant's February 2005 Form 8-K).


5.1 Legal opinion of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, counsel to the Registrant (incorporated by reference to Exhibit
               5.1 filed with Registrant's 2005 Form SB-2).


10.1 Assignment of Notarial Mineral Lease by Omaruru Minerals (PTY) Ltd., dated May 15, 2003 (incorporated by reference to Exhibit
               10.1 filed with the Registrant's 2004 Form SB-2 on December 21,
               2004).

10.2 Stock Purchase Agreement by and among Registrant and the shareholders of Omaruru Exploration Company (Proprietary) Limited, dated June 20, 2003 (incorporated by reference to
               Exhibit 2.1 filed with Registrant's Form 8-K on July 7, 2003).

10.3 Management Agreement by and between Registrant and Omaruru Minerals (PTY) Ltd., dated August 27, 2003 (incorporated by reference to Exhibit 10.3 filed with the Registrant's 2004 Form SB-2 on December 21, 2004).

10.4 Coinholder and Investpro Royalty Agreement with Registrant, dated December 8, 2003 (incorporated by reference to Exhibit 10.4 filed with the Registrant's 2004 Form SB-2 on December 21, 2004).

10.5 Stock Purchase Agreement by and between Registrant and Glencairn Gold Mine (PTY) Ltd t/a JC Gold Mine Co., dated February 2, 2004 (incorporated by reference to Exhibit 10.5 filed with the Registrant's 2004 Form SB-2 on December 21, 2004).

10.6 Sellies Royalty Agreement by and between Registrant and Enable Mining (PTY) LTD, dated February 3, 2004 (incorporated by reference to Exhibit 10.6 filed with the Registrant's 2004 Form SB-2 on December 21, 2004).

10.7 Stock Purchase Agreement by and among Registrant and the shareholders of Glencairn (Proprietary) Limited, dated February 2, 2004 (incorporated by reference to Exhibit 10.1 filed with Registrant's Form 8-K on April 15, 2004 ("April 2004 Form 8-K")).

10.8 Addendum to the Stock Purchase Agreement by and among the Registrant and the shareholders of Glencairn (Proprietary) Limited dated March 18, 2004 (incorporated by reference to
               Exhibit 10.2 filed with Registrant's April 2004 Form 8-K).

10.9           Note Purchase Agreement by and between The Hollandsche Trust No.
               IT 8953/98 (the "Hollandsche Trust") and Registrant, dated May 7, 2004 (incorporated by reference to Exhibit 10.9 filed with the Registrant's 2004 Form SB-2 on December 21, 2004).

10.10 Employment Agreement dated as of April 1, 2004 between Registrant and Arthur Johnson (incorporated by reference to Exhibit 10.2 filed with the Registrant's Annual Report on Form 10-KSB for the period ended March 31, 2004, filed on July 13, 2004 ("2004 Annual Report")).

10.11 Employment Agreement dated as of April 1, 2004 between Registrant and Andrew Dale Paul (incorporated by reference to Exhibit 10.3 filed with the Registrant's 2004 Annual Report).

10.12 Employment Agreement dated as of April 1, 2004 between Registrant and Keith Archie Hart (incorporated by reference to Exhibit 10.4 filed with the Registrant's 2004 Annual Report).

10.13 Securities Purchase Agreement by and between Registrant and Laurus, dated September 23, 2004 ("2004 Purchase Agreement") (incorporated by reference to Exhibit 99.1 filed with Registrant's September 2004 Form 8-K).

10.14 Common Stock Purchase Warrant, dated September 23, 2004, issued by Registrant in favor of Laurus (incorporated by reference to Exhibit 99.3 filed with Registrant's September 2004 Form 8-K).

10.15 Amendment No. 1 to the 2004 Purchase Agreement, effective February 23, 2005 (incorporated by reference to Exhibit 99.8 filed with Registrant's February 2005 Form 8-K)

10.16 Securities Purchase Agreement by and between Registrant and Laurus, effective February 23, 2005 (incorporated by reference to
               Exhibit 99.2 filed with Registrant's February 2005 Form 8-K).

10.17 Common Stock Purchase Warrant, effective February 23, 2005, issued by Registrant in favor of Laurus (incorporated by reference to Exhibit 99.6 filed with Registrant's February 2005 Form 8-K).

10.18 Investment Agreement by and between the Registrant and Dutchess Private Equities Fund II, LP, effective February 23, 2005 (incorporated by reference to Exhibit 99.9 filed with Registrant's February 2005 Form 8-K).

16.1 Letter from Salberg & Company, P.A. to the Office of Chief Accountant on change in Registrant's certifying accountant dated August 6, 2003 (incorporated by reference and filed with Registrant's Form 8-K on August 11, 2003).

23.1           Consent of Webb & Company, P.A.

23.2 Consent of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP (included in the opinion filed as Exhibit 5.1).

24.1           Power of Attorney.
-------------------------

ITEM 28. UNDERTAKINGS

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision of the certificate of incorporation, bylaws, contract arrangements, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

      (1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) Include any additional or changed material information on the plan of distribution;

      (2) For determining liability under the Securities Act of 1933, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

      (3) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining any liability under the Securities Act of 1933, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as part of this registration statement as of the time the Commission declared it effective.

      (5) For determining any liability under the Securities Act of 1933, it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2/A-1 and authorized this amended registration statement to be signed on its behalf by the undersigned, in the City of Primrose, South Africa, on April 26, 2005.


                          CENTURION GOLD HOLDINGS, INC.


                          By: /s/ Andrew Dale Paul
                             --------------------------
                             Andrew Dale Paul
                             Chief Executive Officer, President and Chairman


      Pursuant to the requirements of the Securities Act of 1933, as amended, this amended registration statement has been signed below by the following persons in the capacities and on the dates indicated.



          Name                              Title                             Date
          ----                              -----                             ----
/s/ Andrew Dale Paul          Chief Executive Officer, President and      April 26, 2005
--------------------          Chairman
Andrew Dale Paul


/s/ Arthur V. Johnson*        Chief Financial Officer, Principal          April 26, 2005
---------------------         Accounting Officer and Director
Arthur V. Johnson


/s/ Keith Archie Hart*        Chief Operating Officer and Director        April 26, 2005
---------------------
 Keith Archie Hart


/s/ Bruce Williamson*         Director                                    April 26, 2005
--------------------
 Bruce Willamson


/s/ Michael Godfrey Saner*    Director                                    April 26, 2005
-------------------------
 Michael Godfrey Saner


/s/ Dr. Wynand Goosen*        Director                                    April 26, 2005
---------------------
Dr. Wynand Goosen

* Pursuant to a power-of-attorney granted to Andrew Dale Paul on April 26, 2005 to sign on the respective person's behalf, individually and in each capacity stated above, all amendments and post-effective amendments to this registration statement and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.